IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the
Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co.,
the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING
PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO
REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING
CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN
AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof
(including options). Any discussion of U.S. Federal Tax issues set forth in this Term Sheet was written to support the promotion and marketing of the Offered Certificates.  Such discussion was not intended or written to be used, and cannot be used, by any person for the purpose of avoiding an U.S. federal tax penalties that may be imposed on such person.  Each holder should seek advice based on its particular circumstances from an independent tax advisor. This material is furnished to you solely by Goldman, Sachs & Co., acting as underwriter and not as agent of the issuer.

This term sheet is not required to, and does not contain all information that is required to be included in the prospectus and the prospectus supplement for the Offered Certificates.  The information in this term sheet is preliminary and is subject to completion or change.

The  information  in this term sheet,  if conveyed  prior to the time of your  commitment to purchase any of the Offered  Certificates, supersedes  information  contained in any prior similar term sheet,  the term sheet  supplement  and any other free writing  prospectus relating to those Offered Certificates.

This term sheet and the related term sheet  supplement is not an offer to sell or a  solicitation  of an offer to buy these  securities in any state where such offer, solicitation or sale is not permitted.

June 1, 2007

Important notice about information presented in any final term sheet for any class of Offered Certificates, the term sheet supplement and the related base prospectus with respect to the Offered Certificates

We provide  information  to you about the Offered  Certificates  in three or more separate  documents that provide  progressively  more detail:

         •        the related base prospectus, dated April 9, 2007, which provides general information,  some of which may not apply to the Offered Certificates;

         •        the term sheet  supplement,  dated May 15, 2007,  which provides  general  information  about series of  certificates issued pursuant to the Depositor's QH program, some of which may not apply to the Offered Certificates; and

         •        this term sheet,  which  describes  terms  applicable  to the classes of Offered  Certificates  described  herein and provides a  description  of certain  collateral  stipulations  regarding  the  mortgage  loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-140610.

This term sheet  provides a very  general  overview  of certain  terms of the  Offered  Certificates  and does not  contain  all of the information  that you should  consider in making your  investment  decision.  To understand  all of the terms of a class of the Offered
Certificates, you should read carefully this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC web site at www.sec.gov.

If the description of the Offered Certificates in this term sheet differs from the description of the senior certificates in the related base prospectus or the term sheet supplement, you should rely on the description in this term sheet.  Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

The Offered Certificates are reflected in the table below.

The  information  in this term sheet,  if conveyed  prior to the time of your  contractual  commitment  to purchase  any of the Offered
Certificates,  supersedes any information  contained in any prior similar materials relating to such  certificates.  The information in this term sheet is  preliminary,  and is subject to completion or change.  This term sheet is being  delivered to you solely to provide you with  information  about the  offering of the  certificates  referred to in this term sheet and to solicit an offer to purchase the certificates,  when,  as and if  issued.  Any  such  offer to  purchase  made by you will not be  accepted  and will not  constitute  a contractual commitment by you to purchase any of the certificates, until we have accepted your offer to purchase certificates.

The  certificates  referred to in these  materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such  certificates or any similar security and the  underwriter's  obligation to deliver such  certificates is subject to the terms and conditions of the underwriting  agreement with the issuing entity and the availability of such  certificates  when, as and if issued by the issuing  entity.  You are advised that the terms of the Offered  Certificates,  and the  characteristics  of the mortgage loan pool backing  them,  may change  (due,  among other  things,  to the  possibility  that  mortgage  loans that  comprise  the pool may become delinquent or defaulted or may be removed or replaced and that similar or different  mortgage  loans may be added to the pool, and that one or more classes of certificates  may be split,  combined or  eliminated),  at any time prior to issuance or availability of a final prospectus.  You are advised  that  certificates  may not be issued that have the  characteristics  described in these  materials.  The underwriter's  obligation  to sell  such  certificates  to you is  conditioned  on the  mortgage  loans  and  certificates  having  the characteristics  described  in these  materials.  If for any  reason  the  issuing  entity  does not  deliver  such  certificates,  the underwriter  will notify you, and neither the issuing entity nor any underwriter  will have any obligation to you to deliver all or any portion of the  certificates  which you have committed to purchase,  and none of the issuing entity nor any underwriter  will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

None of the issuing entity of the  certificates or any of its affiliates  prepared,  provided,  approved or verified any statistical or numerical  information  presented  herein,  although that  information  may be based in part on loan level data provided by the issuing entity or its affiliates.

Risk Factors

The Offered  Certificates are not suitable investments for all investors.  In particular,  you should not purchase any class of Offered
Certificates  unless you  understand  the  prepayment,  credit,  liquidity  and market risks  associated  with that class.  The Offered
Certificates  are complex  securities.  You should  possess,  either  alone or  together  with an  investment  advisor,  the  expertise necessary to evaluate the information  contained in this term sheet,  the term sheet supplement and the related base prospectus for the
Offered  Certificates in the context of your financial  situation and tolerance for risk. You should  carefully  consider,  among other things,  all of the  applicable  risk factors in connection  with the purchase of any class of the Offered  Certificates  listed in the section entitled "Risk Factors" in the term sheet supplement.

Description of the Offered Certificates

_________________________________________________________________________________________________________________________________________________________________________________
                                                                                                                                   Estimated Avg.
                                    Approximate Certificate                            Credit Enhancement   Initial Pass-Through     Life (yrs)      Principal Payment Window
   Certificates         Group      Principal Balance ($) (1)   Ratings (Moody's/S&P)    Percentage(2)(3)         Rate ((4))             ((5))                  ((5))
_________________________________________________________________________________________________________________________________________________________________________________
       A-I-1              I                     195,147,000           Aaa/AAA                43.81%             LIBOR +0.21%            3.25           June 2007 - Nov. 2015
_________________________________________________________________________________________________________________________________________________________________________________
       A-I-2              I                      81,311,000           Aaa/AAA                20.40%             LIBOR +0.25%            3.25           June 2007 - Nov. 2015
_________________________________________________________________________________________________________________________________________________________________________________
       A-I-3              I                      48,788,000           Aaa/AAA                6.35%              LIBOR +0.29%            3.25           June 2007 - Nov. 2015
_________________________________________________________________________________________________________________________________________________________________________________
       A-II               II                    143,007,000           Aaa/AAA                6.35%              LIBOR +0.23%            3.25           June 2007 - Nov. 2015
_________________________________________________________________________________________________________________________________________________________________________________
        M-1              I&II                     8,750,000           Aa1/AA+                4.60%              LIBOR +0.40%            6.11           Dec. 2010 - Nov. 2015
_________________________________________________________________________________________________________________________________________________________________________________
        M-2              I&II                     5,750,000           Aa1/AA                 3.45%              LIBOR +0.45%            6.10           Dec. 2010 - Nov. 2015
_________________________________________________________________________________________________________________________________________________________________________________
        M-3              I&II                     2,500,000           Aa2/AA-                2.95%              LIBOR +0.75%            6.10           Dec. 2010 - Nov. 2015
_________________________________________________________________________________________________________________________________________________________________________________
        M-4              I&II                     3,750,000            Aa3/A                 2.20%              LIBOR +1.35%            6.09           Dec. 2010 - Nov. 2015
_________________________________________________________________________________________________________________________________________________________________________________
        M-5              I&II                     2,000,000            A1/A-                 1.80%              LIBOR +1.55%            5.93           Dec. 2010 - June 2015
_________________________________________________________________________________________________________________________________________________________________________________
        M-6              I&II                     2,250,000           A3/ BBB                1.35%              LIBOR +2.00%            5.69           Dec. 2010 - Oct. 2014
_________________________________________________________________________________________________________________________________________________________________________________
        M-7              I&II                     2,000,000          Baa1/BBB-               0.95%              LIBOR +2.00%            5.41           Dec. 2010 - Oct. 2013
_________________________________________________________________________________________________________________________________________________________________________________
        M-8              I&II                     2,250,000           Baa3/NR                0.50%              LIBOR +2.00%            4.66           Dec. 2010 - Apr. 2013
_________________________________________________________________________________________________________________________________________________________________________________

     (1) The  Certificate  Principal  Balances  are based on scheduled  balances of the Mortgage  Loans as of the Cut-off Date and are
         subject to an aggregate +/- 10% variance on the Certificates.
     (2) Each Credit  Enhancement  Percentage  is based on  scheduled  balances of the  Mortgage  Loans as of the Cut-off  Date and is
         subject to a +/- 0.50% variance.
     (3) Includes  fully  funded  overcollateralization  of  approximately  0.50%.  The  Class  A-I-1  Certificates  and  Class  A-I-2
         Certificates  will each be a super senior class. The Class A-I-2  Certificates  will be entitled to additional credit support from the Class A-I-3  Certificates,  and the Class A-I-1  Certificates will be entitled to additional credit support from the
         Class A-I-2 Certificates and Class A-I-3 Certificates.
     (4) The Pass-Through  Rates for the Class A-I-1,  Class A-I-2,  Class A-I-3 and Class A-II  Certificates will be adjustable rates equal to the lesser of (i) one-month  LIBOR plus the related  margin (which margin will be multiplied by 2.0 on and after the first  Distribution  Date  after the first  possible  Optional  Clean Up Call Date) and;  (ii) the  related  Net Rate Cap (as defined herein) for that Distribution  Date. The Pass-Through  Rates for the Class M Certificates (as defined herein) will be adjustable  rates equal to the lesser of (i) one-month  LIBOR plus the related margin (which margin will be multiplied by 1.5 on and after the first  Distribution  Date after the first  possible  Optional  Clean Up Call Date) and (ii) the  related Net
         Rate Cap (as defined herein) for that Distribution Date.
     (5) Assuming 25% CPR (the "Pricing Prepayment Assumption") and the 10% Clean-up Call is exercised.

Mortgage Pool Description (1)

________________________________________________________________________________________________________________________________________________________________
                                                                                              Total                      Group I                    Group II
________________________________________________________________________________________________________________________________________________________________
Aggregate Principal Balance                                                              $500,003,935.86            $347,299,753.94             $152,704,181.92
________________________________________________________________________________________________________________________________________________________________
Average Loan Balance                                                                         $386,999.95                $496,142.51                 $257,946.25
________________________________________________________________________________________________________________________________________________________________
Number of Loans                                                                                     1292                        700                         592
________________________________________________________________________________________________________________________________________________________________
Weighted Average Months to Roll                                                                       59                         59                          59
________________________________________________________________________________________________________________________________________________________________
Weighted Average Term to Maturity                                                                    359                        359                         359
________________________________________________________________________________________________________________________________________________________________
Gross WAC                                                                                         7.266%                     7.223%                      7.363%
________________________________________________________________________________________________________________________________________________________________
Weighted Average Expense Rate before Reset                                                        0.425%                     0.425%                      0.425%
________________________________________________________________________________________________________________________________________________________________
Net WAC                                                                                           6.841%                     6.798%                      6.938%
________________________________________________________________________________________________________________________________________________________________
Minimum Coupon                                                                                    5.750%                     5.875%                      5.750%
________________________________________________________________________________________________________________________________________________________________
Maximum Coupon                                                                                    8.250%                     8.125%                      8.250%
________________________________________________________________________________________________________________________________________________________________
Maximum Rate                                                                                      9.984%                     9.982%                      9.986%
________________________________________________________________________________________________________________________________________________________________
Gross Margin                                                                                      2.257%                     2.257%                      2.257%
________________________________________________________________________________________________________________________________________________________________
Net Margin                                                                                        1.832%                     1.832%                      1.832%
________________________________________________________________________________________________________________________________________________________________
Pre Payment Penalty                                                                               76.98%                     73.85%                      84.09%
________________________________________________________________________________________________________________________________________________________________
One Year Hard Prepayment Penalties                                                                24.79%                     27.67%                      18.23%
________________________________________________________________________________________________________________________________________________________________
Three Year Hard Prepayment Penalties                                                              45.89%                     39.77%                      59.82%
________________________________________________________________________________________________________________________________________________________________
One-Month LIBOR Indexed Percent                                                                    8.88%                      8.84%                       8.96%
________________________________________________________________________________________________________________________________________________________________
One-Month MTA Indexed Percent                                                                     87.87%                     87.70%                      88.25%
________________________________________________________________________________________________________________________________________________________________
One-Year LIBOR Indexed Percent                                                                     2.98%                      3.17%                       2.55%
________________________________________________________________________________________________________________________________________________________________
Six-Month LIBOR Indexed Percent                                                                    0.27%                      0.29%                       0.24%
________________________________________________________________________________________________________________________________________________________________
FICO                                                                                                 712                        714                         709
________________________________________________________________________________________________________________________________________________________________
Cash Out Refinance Percent                                                                        48.50%                     43.89%                      58.96%
________________________________________________________________________________________________________________________________________________________________
California Percent                                                                                59.14%                     62.59%                      51.31%
________________________________________________________________________________________________________________________________________________________________
Primary Residence Percent                                                                         86.95%                     89.62%                      80.86%
________________________________________________________________________________________________________________________________________________________________
Single Family and PUD Percent                                                                     90.04%                     90.90%                      88.08%
________________________________________________________________________________________________________________________________________________________________
Single Largest Zip Code Percent                                                                    0.73%                      1.06%                       0.73%
________________________________________________________________________________________________________________________________________________________________
Largest Individual Loan Balance                                                            $2,283,000.00              $2,283,000.00                 $631,448.24
________________________________________________________________________________________________________________________________________________________________
Original Loan-to-Value Ratio                                                                      73.79%                     73.93%                      73.47%
________________________________________________________________________________________________________________________________________________________________
Combined Loan-to-Value Ratio                                                                      77.82%                     78.22%                      76.92%
________________________________________________________________________________________________________________________________________________________________
Balloon Percent                                                                                    2.99%                      3.11%                       2.71%
________________________________________________________________________________________________________________________________________________________________
Final Maturity Date                                                                             6/1/2037                   6/1/2037                    5/1/2037
________________________________________________________________________________________________________________________________________________________________

     (1) All percentages calculated herein are percentages of scheduled principal balances as of the Cut-off Date.

Features of the Transaction

  |X|Offering consists of certificates totaling approximately  $497,503,000,  of which approximately $468,253,000 will be rated Aaa/AAA by Moody's and S&P, respectively.
  |X|The amount of credit support for the Class A-I-1 Certificates will be approximately  43.81%, for the Class A-I-2 Certificates will be approximately  20.40%,  for the Class A-I-3  Certificates will be approximately  6.35%, for the Class A-II Certificates will be approximately  6.35%,  for the Class M-1  Certificates  will be  approximately  4.60%,  for the  Class  M-2  Certificates  will be approximately  3.45%,  for the Class M-3  Certificates  will be  approximately  2.95%,  for the  Class  M-4  Certificates  will be approximately  2.20%,  for the Class M-5  Certificates  will be  approximately  1.80%,  for the  Class  M-6  Certificates  will be approximately  1.35%,  for the Class M-7  Certificates  will be  approximately  0.95% and for the Class M-8  Certificates  will be approximately 0.50%.
  |X|The collateral is expected to consist primarily of 30-year hybrid adjustable-rate  negative amortization mortgage loans secured by first liens on one- to four-family  residential  properties acquired by Residential Funding Company,  LLC. The mortgage loans will be  comprised  of two  groups,  the Group I Loans and the Group II Loans.  The Group I Loans will  consist  of 30-year  first lien hybrid  adjustable-rate  negative  amortization  mortgage  loans with original  principal  balances that may or may not conform to
     Fannie  Mae and  Freddie  Mac  limitations.  The  aggregate  principal  balance of the pool of Group I Loans  described  herein is expected to be  approximately  $347,299,754  as of the Cut-Off Date.  The Group II Loans will consist of 30-year first lien hybrid adjustable-rate  negative amortization mortgage loans with original principal balances that will conform to Fannie Mae and Freddie
     Mac limitations.  The aggregate  principal  balance of the pool of Group II Loans described herein is expected to be approximately
     $152,704,182  as of the Cut-Off  Date.  The mortgage  rate on each mortgage  loan is  adjustable,  after a specified  period after origination  during which the mortgage rate is fixed,  based on the MTA index,  one-month  LIBOR index,  six-month  LIBOR index or one-year LIBOR index. The initial fixed rate period for all mortgage loans will be five years.
  |X|This transaction will contain a swap agreement with an initial swap notional amount beginning on the July 2007  Distribution  Date of  approximately  $479,403,341.  The swap  notional  amount will amortize in accordance  with the swap  schedule.  Under the swap agreement,  on each Distribution Date prior to the termination of the swap agreement (except for the first Distribution Date), the supplemental  interest  trust will be obligated to pay an amount  equal to a per annum rate of 5.19% (on an  actual/360  basis) on the swap notional amount to the swap provider and the  supplemental  interest trust will be entitled to receive an amount equal to a per annum rate of one-month LIBOR (on an actual/360  basis) on the swap notional amount from the swap provider.  See page 25 for swap agreement details.

Time Table

Cut-off Date:         May 1, 2007
Closing Date:         May 30, 2007
Distribution Date:    25th of each month or the next business day if such day is not a business day.
First Distribution    June 25, 2007
Date:
Assumed Final         The Distribution Date occurring in June 2037.  The actual final Distribution Date could be
Distribution Date:    substantially earlier.

Key Terms

Issuer:               RALI Series 2007-QH5 Trust
Depositor:            Residential Accredit Loans, Inc.
Lead Underwriter:     Goldman, Sachs & Co.
Co-Manager:           Residential  Funding  Securities,  LLC,  a wholly  owned  subsidiary  of  Residential  Funding
                      Company, LLC
Master Servicer:      Residential Funding Company, LLC
Trustee:              Deutsche Bank Trust Company Americas
Supplemental Interest Deutsche Bank Trust Company Americas
Trust Trustee:
Significant Servicers:Servicers that may  subservice  10% or more by principal  amount of the mortgage loans include
                      HomeComings Financial, LLC, a wholly-owned subsidiary of the Master Servicer.
Swap  Provider:       TBD

Rating Agencies:      Moody's  Investor  Services,  Inc.  and  Standard  & Poor's,  a division  of the  McGraw  Hill
                      Companies, Inc.
Type of Issuance:     Public for all the Offered Certificates.
Offered Certificates: Class A Certificates and Class M Certificates.
Class A Certificates: Class  A-I-1,  Class  A-I-2  and  Class  A-I-3  Certificates  (collectively,  the  "Class  A-I
                      Certificates")  and the Class A-II Certificates.  The Class A-I Certificates  relate primarily to the Group I Loans and the Class A-II Certificates relate primarily to the Group II Loans.
Class M Certificates: Class M-1,  Class M-2,  Class M-3,  Class M-4,  Class M-5,  Class M-6, Class M-7 and Class M-8
                      Certificates
LIBOR Certificates:   Class A Certificates and Class M Certificates
Servicer Advancing:   The Master Servicer is obligated to advance delinquent  mortgagor payments through the date of liquidation of an REO property to the extent the advance is deemed recoverable.
Delay Days:           0 day delay on the LIBOR Certificates
Prepayment Period:    As to any Distribution  Date, the period  commencing on the 16th day of the month prior to the month in which that  Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs.
Day Count:            Actual/360 basis for the LIBOR Certificates
Interest Accrual      For the LIBOR  Certificates  from the prior  Distribution Date to the day prior to the current
Period:               Distribution  Date except for the initial  interest  accrual  period for which  interest  will accrue from the Closing Date.
Compensating Interest:On each  Distribution  Date,  the  Master  Servicer  is  required  to cover  certain  interest shortfalls  as a result of certain  prepayments,  by reducing its servicing  compensation,  as more fully  described in the term sheet  supplement.  The  reduction in the Master  Servicer's servicing  compensation  for any  Distribution  Date will be limited to an amount equal to the lesser of (i) the master  servicing fee and investment  earnings on the custodial  account and
                      (ii) the product of:

                                  • 0.1250% multiplied by
                                  • one-twelfth multiplied by
                                  • the aggregate  stated  principal  balance of the mortgage  loans as of the first day of the prior month.

Pricing Prepayment    A 100% prepayment  assumption assumes a constant  prepayment rate, or CPR, of 25% per annum of
Assumption:           the then outstanding  principal  balance of the mortgage loans in each month thereafter during the life of the mortgage loans.

Excess Spread:        The initial  weighted  average adjusted net mortgage rate of the mortgage pool will be greater than the  interest  payments  on the  Offered  Certificates,  resulting  in  excess  cash flow calculated in the following  manner based on the collateral as of the Cut-off Date and initial marketing spreads:

                       Initial Gross WAC(1):                                      7.266%
                       Less Fees & Expenses:                                      0.425%
                       Net WAC(1):                                                6.841%
                       Less Initial Certificate Coupon (Approx.) (2):             5.568%
                       Initial Excess Spread(1)(2)(3):                            1.273%

                         (1)This  amount  will vary on each  Distribution  Date  based on  changes  to the  weighted average interest rate on the Mortgage Loans as well as any changes in day count.
                         (2)Assumes  one-month  LIBOR  equal to 5.320% per annum,  initial  marketing  spreads and a
                            30-day month.  This amount will vary on each  Distribution  Date based on changes to the weighted average  Pass-Through Rates on the Offered  Certificates as well as any changes in day count.
                         (3)For any Distribution  Date when the swap agreement is in effect,  the excess spread will increase or decrease by the swap inflow or outflow for that  Distribution  Date.  If the swap agreement were in effect for the first  Distribution  Date,  given an assumption of one-month  LIBOR  equal to 5.32%  per  annum,  a swap rate of 5.19% per annum and a swap notional  for the first  month  equal to the  initial  aggregate  certificate  principal balance of the Offered Certificates, excess spread would increase by 0.129%.

Collateral            As of May 1, 2007, the aggregate  principal  balance of the mortgage loans described herein is
Description:          approximately  $500,003,936.  The  aggregate  principal  balance  of the pool of Group I Loans described  herein is expected to be  approximately  $347,299,754  as of the Cut-Off Date.  The aggregate  principal  balance of the pool of Group II Loans described herein is expected to be approximately  $152,704,182  as of the Cut-Off Date.  The interest rates on the mortgage loans adjust  monthly,  semi-annually  or annually  based on the Mortgage  Index plus the respective margin  subject to lifetime caps (minimum  payment change will be limited to no more than 7.5%
                      of the previous  payment  amount  prior to any  recasts),  after an initial  fixed rate period generally  of five  years.  The  mortgage  rate on a  mortgage  loan  with an MTA  index  or a one-month  LIBOR  index will  reset  monthly,  the  mortgage  rate on a  mortgage  loan with a
                      Six-Month LIBOR index will reset  semi-annually  and the mortgage rate on a mortgage loan with a One-Year  LIBOR index will reset  annually.  The minimum  monthly  payment for the  mortgage loans will (i) adjust  annually  during the  period  that  commences  on the date on which the initial fixed rate period  expires and ends on the  scheduled  recast date (subject to maximum interest rates, payment caps and other limitations) and (ii) adjust monthly,  semi-annually or annually  after the  scheduled  recast  date  (subject  to  maximum  interest  rates and other limitations).  Prior to the  scheduled  recast  date  (which is the tenth  anniversary  of the first  payment date) or the  unscheduled  recast date (which is the date on which the negative amortization  limit is reached),  the amount of interest  accruing on the principal balance of the  mortgage  loans may exceed the amount of the  minimum  monthly  payment.  As a result,  a portion of the accrued  interest on any mortgage loan may not be paid. That portion of accrued interest will become  deferred  interest  that will be added to the  principal  balance of the related  mortgage  loan and may also be  referred to as negative  amortization.  In  addition, beginning  initially upon the earlier to occur of the scheduled recast date or the unscheduled recast date,  the monthly  payment due on that mortgage  loan will be recast.  If the mortgage loan is recast as a result of the  occurrence of the scheduled  recast date, the mortgage loan will be recast in order to provide  for the  outstanding  balance of the  mortgage  loan to be paid in full at its maturity by the payment of substantially  equal monthly  installments.  If the mortgage loan is recast as a result of the occurrence of the unscheduled  recast date, the mortgage  loan will be recast so that the minimum  monthly  payment  will be an  interest-only payment until the day on which the  scheduled  recast date occurs.  These  features may affect the rate at which  principal on these  mortgage loans is paid and may create a greater risk of default if the  borrowers are unable to pay the monthly  payments on the  increased  principal balances.

                      Each month prior to recast,  the servicer will present to each borrower three payment  options in addition to the minimum  monthly  payment  described  above.  Those  payment  options  will include (i) interest only payment;  (ii) full  amortization  payment - the amount necessary to pay the loan off (including all principal and interest) on the maturity date in  substantially equal  installments  at the interest  rate  effective  during the preceding  month;  and (iii)
                      accelerated  payment - the amount  necessary to pay the loan off  (including all principal and interest)  within a fifteen (15) year period from the first payment due date in  substantially equal  installments at the interest rate effective during the preceding  month.  Those payment options will only be available to the borrower  until the loan is recast.  If the loan recasts prior to year 10 because it has reached its maximum negative  amortization  cap, three payment options will be available  until the loan reaches its 10th year.  These three payment  options include (i) interest only  payment;  (ii) full  amortization  payment;  and (iii)  accelerated payment.  After year 10,  borrower is  obligated to make a monthly  payment of  principal  and interest  sufficient  to fully  amortize  the  mortgage  loan over the  remaining  term of the mortgage loan.

                      Approximately  2.99% of the mortgage  loans have a balloon  feature.  Balloon loans  generally require a monthly  payment of a  pre-determined  amount that will not fully  amortize the loan until the maturity date, at which time the balloon amount will be due and payable.

The Mortgage Loans:   The Mortgage Loans will be secured by first lien mortgage loans secured by one-to-four  family residential properties.  The Mortgage Loans will be comprised of two groups, the Group I Loans and the  Group II  Loans.  The  Group I Loans  will  consist  of  30-year  first  lien  hybrid adjustable-rate  negative  amortization  mortgage loans with original  principal balances that may or may not  conform to Fannie Mae and  Freddie  Mac  limitations.  The Group II Loans will consist of 30-year first lien hybrid  adjustable-rate  negative  amortization  mortgage  loans
                      with  original   principal   balances  that  will  conform  to  Fannie  Mae  and  Freddie  Mac limitations.  The  mortgage  rates for the loans are  fixed  for the first  five  years  after origination,  thereafter  each mortgage rate will adjust  monthly,  semi-annually  or annually based on the  respective  Mortgage  Index plus the related  margin subject to lifetime caps if any.  All loans are subject to negative amortization.

Expense Fee Rate:     The "Expense Fee Rate" is comprised of primary  servicing fees and a master servicing fee. The weighted average Expense Fee Rate will be equal to approximately 0.425% per annum.

Optional Clean Up     The Distribution Date on which the aggregate  principal balance of the Mortgage Loans for such
Call:                 Distribution  Date becomes less than 10% of the Cut-off Date principal balance of the Mortgage
                      Loans.

Tax Treatment:        It is anticipated  that the Offered  Certificates  will be treated as REMIC regular  interests coupled with interests in a limited  recourse  national  principal  contract for U.S.  Federal income tax purposes.

ERISA Eligibility:    The  Offered  Certificates  are  expected  to be  eligible  for  purchase by or with assets of employee benefit plans and other plans and  arrangements  that are subject to Title I of ERISA or  Section  4975 of the  Code,  subject  to  certain  conditions,  after  termination  of the
                      Supplemental  Interest  Trust which holds the swap  agreement.  Prior to that time,  plans may invest  in the  Offered  Certificates  if they  meet  the  requirements  of an  investor-based exemption.  Prospective  investors  should review with their own legal  advisors as to whether the purchase and holding of the  Certificates  could give rise to a transaction  prohibited or not otherwise permissible under ERISA, Section 4975 of the Code or other similar laws.

SMMEA Eligibility:    It is expected that the Class A, Class M-1,  Class M-2,  Class M-3 and Class M-4  Certificates
                      will constitute  "mortgage related  securities" for purposes of SMMEA and the Class M-5, Class
                      M-6, Class M-7 and Class M-8 Certificates will not constitute  "mortgage  related  securities"
                      for purposes of SMMEA.

Minimum Denomination: $25,000 for the Class A  Certificates  and $100,000 for the Class M-1,  Class M-2,  Class M-3,
                      Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates.

Delivery:             DTC

Structure of the Offered Certificates

         Credit Enhancement:           The credit  enhancement  provided  for the Offered  Certificates  is in the form of net monthly
                                       excess  cashflow,   subordination,   (except  in  the  case  of  the  Class  M-8  Certificates)
                                       overcollateralization, and any net swap payments received pursuant to swap agreement.

         Negative Amortization         In the event that the minimum  payment  made by the borrower  does not cover the full  interest required  as per the  mortgage  rate,  the  unpaid  interest  will be added to the  outstanding principal  balance of that  mortgage  loan in the form of negative  amortization  (referred  to herein as  the "Deferred  Interest'')  and will reduce the amount of interest  collected on the related  mortgage loans. The amount of Net Deferred  Interest (as defined herein),  if any, for a given month will reduce the amount  available to be distributed as a distribution of interest to the Offered Certificates.

Definitions

         Accrued Certificate          For any  Distribution  Date and each  class of  Offered  Certificates,  equals  the  amount  of
         Interest:                    interest  accrued  during  the  related  Interest  Accrual  Period on the  related  Certificate
                                      Principal  Balance  immediately  prior to such  Distribution  Date at the related  pass-through rate, as reduced by any prepayment  interest  shortfalls and any shortfalls  resulting from the application of the Servicemembers Civil Relief Act (or any similar state statutes).

         Principal Prepayment         The  principal  portion  of all  partial  and full  prepayments  received  during  the  related prepayment period.

         Net Monthly Excess Cashflow: With  respect to any  Distribution  Date,  an amount  equal to the sum of (x) the excess of the available  distribution  amount  for that  Distribution  Date over the sum of (a) the  interest distribution  amount  for the  certificates  on that  Distribution  Date and (b) the  Principal
                                      Remittance  Amount for that  Distribution  Date,  and (y) the  Overcollateralization  Reduction
                                      Amount, if any, for that Distribution Date.

         Required                     For any  Distribution  Date (i) prior to the  Stepdown  Date,  an amount  equal to 0.50% of the
         Overcollateralization        aggregate  stated  principal  balance of the Mortgage Loans as of the Cut-off Date,  (ii) on or
         Amount:                      after the  Stepdown  Date but prior to the  Distribution  Date in June 2013  provided a Trigger
                                      Event is not in effect,  the  greater of (x) 1.25% of the then  current  aggregate  outstanding principal  balance of the Mortgage  Loans after giving  effect to  distributions  to be made on that Distribution Date and (y) the Overcollateralization  Floor, (iii) on or after the Stepdown
                                      Date and on or after the  Distribution  Date in June 2013  provided  a Trigger  Event is not in effect,  the greater of (x) 1.00% of the then current aggregate  outstanding  principal balance of the Mortgage  Loans after giving  effect to  distributions  to be made on that  Distribution
                                      Date and (y) the  Overcollateralization  Floor,  or (iv) on or  after  the  Stepdown  Date if a
                                      Trigger  Event is in effect,  the  Required  Overcollateralization  Amount for the  immediately preceding  Distribution Date. The initial Required  Overcollateralization  Amount will be fully funded on the Closing Date.

         Overcollateralization Floor: An amount equal to 0.50% of the  aggregate  principal  balance of the Mortgage  Loans as of the
                                      Cut-Off Date, or approximately $2,500,020.

         Excess                       With respect to any Distribution Date, the excess, if any, of the Overcollateralization  Amount
         Overcollateralization        on that Distribution Date over the Required  Overcollateralization  Amount on that Distribution
         Amount:                      Date.

         Overcollateralization        With  respect to any  Distribution  Date,  the  excess,  if any,  of (a) the  aggregate  stated
         Amount:                      principal  balance of the Mortgage Loans before giving effect to  distributions of principal to be made on that Distribution Date, over (b) the aggregate  certificate principal balance of the
                                      Class A  Certificates  and Class M  Certificates  before taking into account  distributions  of principal to be made on that Distribution Date.

         Overcollateralization        With  respect to any  Distribution  Date,  an amount equal to the lesser of (i) the Net Monthly
         Increase Amount:             Excess  Cashflow for that  Distribution  Date (to the extent not used to cover losses) and (ii)
                                      the excess,  if any, of (x) the  Required  Overcollateralization  Amount for that  Distribution
                                      Date over (y) the Overcollateralization Amount for that Distribution Date.

         Net Deferred Interest:       The excess, if any, of the Deferred Interest on Mortgage Loans over (A) principal  prepayments,
                                      (B) interest  received on the mortgage loans in excess of (i) the amount of interest payable to the Class A Certificates and Class M Certificates at the related  pass-through  rates, (ii) the
                                      Expense Fee and (iii) net swap  payments  and certain  swap  termination  payments  (other than termination  payments  resulting from a swap provider  trigger event) owed to the swap provider for the  related  Distribution  Date and (C) net swap  receipts  available  to offset  Deferred
                                      Interest.

Overcollateralization      With respect to any Distribution Date for which the Excess Overcollateralization Amount is, or
Reduction Amount:          would be, after taking into account all other distributions to be made on that Distribution
                           Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization
                           Amount for that Distribution Date, and (ii) the Principal Remittance Amount for that
                           Distribution Date.

Stepdown Date:             The earlier to occur of (A) the Distribution  Date following the Distribution  Date on which the
                           Class  A  Certificates  have  been  reduced  to  zero  and (B) the  later  to  occur  of (x) the
                           Distribution  Date  occurring  in June  2010 and (y) the  first  Distribution  Date on which the
                           Senior Enhancement  Percentage is equal to or greater than approximately (a) on any Distribution
                           Date prior to the Distribution  Date in June 2013,  15.875% and (b) on any Distribution  Date on
                           or after the Distribution Date in June 2013, 12.700%.

Senior Enhancement         On any Distribution  Date, the Senior  Enhancement  Percentage will be equal to a fraction,  the
Percentage:                numerator of which is the sum of (x) the aggregate  certificate principal balance of the Class M
                           Certificates  immediately  prior to that  Distribution  Date  and (y) the  Overcollateralization
                           Amount  immediately  prior  to that  Distribution  Date,  and the  denominator  of  which is the aggregate  stated  principal  balance of the Mortgage Loans as of the day immediately  preceding such Distribution Date.

The Swap Agreement:        This  transaction  will contain a swap agreement with an initial swap notional amount  beginning on the July 2007 Distribution Date of approximately $479,403,341.  The swap notional amount will amortize in accordance with the swap schedule.  Under the swap agreement,  on each  Distribution
                           Date prior to the termination of the swap agreement  (except for the first  Distribution  Date), the supplemental  interest trust will be obligated to pay an amount equal to a per annum rate of
                           5.19%  (on an  actual/360  basis)  on the swap  notional  amount  to the swap  provider  and the supplemental  interest  trust will be entitled to receive an amount equal to a per annum rate of one-month  LIBOR (on an actual/360  basis) on the swap notional  amount from the swap  provider.
                           See page 25 for swap agreement details.

                           Funds deposited into the Supplemental  Interest Trust on a Distribution  Date will include:  the net swap  payments owed to the Swap  Provider for such  Distribution  Date and net swap payments from the Swap Provider for such  Distribution  Date.  Funds in the  Supplemental  Interest Trust
                           will be distributed on each Distribution Date in the following order of priority:

                           (i)   to the Swap Provider,  any net swap payments and certain swap termination  payments (other than  termination  payments  resulting  from a swap provider  trigger event) owed for such
                                 Distribution Date;

                           (ii)  to the  Class  A  Certificateholders  and  Class  M  Certificateholders,  to  pay  Accrued
                                 Certificate  Interest  according to the "Interest  Distributions"  section,  to the extent unpaid from other available funds;

                           (iii) to the Class A Certificateholders and Class M Certificateholders, to pay principal according to the "Principal Payments", but only to the extent of realized losses and necessary to cause the overcollateralization to be maintained at the required overcollateralization amount (prior to distribution of any amounts due), to the extent unpaid from other available funds;

                           (iv)  to the Class A Certificateholders  and Class M  Certificateholders,  to pay Interest Carry
                                 Forward  Amounts and Basis Risk  Shortfalls  according to the section "Net Monthly  Excess
                                 Cashflow Distributions", to the extent unpaid from other available funds;

                           (v)   to pay (a) to the holders of the Class A-I-2  Certificates  first,  then to the holders of the Class A-I-3 Certificates,  and then (b) to the holders of the Class M Certificates, in order of priority,  the  principal  portion of any realized  losses  previously  allocated thereto that remain unreimbursed, to the extent unpaid from other available funds;

                           (vi)  to the Swap Provider,  any  termination  payments  resulting from a swap provider  trigger event owed  for such Distribution Date; and

                           (vii) to the holders of the Class SB Certificates, any remaining amounts.

Trigger Event:             A Trigger  Event is in effect on any  Distribution  Date if (i) on  that  Distribution  Date the
                           Sixty-Plus   Delinquency  Percentage  equals  or  exceeds  40%  of  the  prior  period's  Senior
                           Enhancement  Percentage  for the Class A  Certificates  to be  specified  in the  Prospectus  or
                           (ii) during  such period,  the aggregate  amount of realized  losses  incurred since the Cut-off
                           Date through the last day of the related  prepayment  period divided by the aggregate  scheduled principal  balance of the Mortgage Loans as of the Cut-off Date (the  "Cumulative  Realized Loss
                           Percentage") exceeds the amounts set forth below:

          Distribution Date        Cumulative Realized Loss Percentage:
          June 2009 - May 2010     0.150% for the first month, plus an additional 1/12th of 0.200%
                                   for each month thereafter (e.g., approximately 0.167% in July 2009)
          June 2010 - May 2011     0.350% for the first month, plus an additional 1/12th of 0.300%
                                   for each month thereafter (e.g., approximately 0.375% in July 2010)
          June 2011 - May 2012     0.650% for the first month, plus an additional 1/12th of 0.250%
                                   for each month thereafter (e.g., approximately 0.671% in July 2011)
          June 2012 - May 2013     0.900% for the first month, plus an additional 1/12th of 0.350%
                                   for each month thereafter (e.g., approximately 0.929% in July 2012)
          June 2013 - May 2014     1.250% for the first month, plus an additional 1/12th of 0.100%
                                   for each month thereafter (e.g., approximately 1.258% in July 2013)
          June 2014 and thereafter 1.350%

 Sixty-Plus Delinquency    With respect to any  Distribution  Date on or after the Stepdown Date,  the arithmetic  average,
 Percentage:               for each of the three  Distribution  Dates ending with such Distribution  Date, of the fraction, expressed as a percentage,  equal to (x) the aggregate stated principal  balance of the Mortgage
                           Loans  that are 60 or more days  delinquent  in  payment  of  principal  and  interest  for that
                           Distribution Date,  including  mortgaged loans in bankruptcy,  foreclosure and REO, over (y) the aggregate  stated  principal  balance of all of the Mortgage  Loans  immediately  preceding that
                           Distribution Date.

Net Mortgage Rate:         With respect to any Mortgage Loan, the per annum mortgage rate thereon minus the Expense Fee
                           Rate.

Net Rate Cap:              With respect to any Distribution Date and any class of Class A-I Certificates, the lesser of
                           (i) the Group I Net WAC Cap Rate and (ii) the Group I Available Funds Rate.  With respect to any Distribution Date and the Class A-II Certificates, the lesser of (i) the Group II Net WAC
                           Cap Rate and (ii) the Group II Available Funds Rate.  With respect to any Distribution Date and any class of Class M Certificates, the lesser of (i) the Subordinate Net WAC Cap Rate and
                           (ii) the Subordinate Available Funds Rate.

Group I Net WAC Cap Rate:  With  respect to any  Distribution  Date,  a per annum rate (which will not be less than zero)
                           equal to (i) the product of (a) the  weighted average of the Net Mortgage Rates of the Group I
                           Loans using the Net Mortgage  Rates in effect for the  scheduled  payments due on such Group I
                           Loans  during the  related due period,  and (b) a  fraction  expressed  as a  percentage,  the numerator  of which is 30 and the  denominator  of which is the  actual  number of days in the related  Interest  Accrual  Period,  minus (ii) the  product of (a) a fraction  expressed as a percentage,  the numerator of which is the amount of any net swap payments or swap termination payment  not due to a swap  provider  trigger  event  owed  to the  Swap  Provider  as of such
                           Distribution  Date and the denominator of which is the aggregate Stated  Principal  Balance of the Mortgage  Loans as of such  Distribution  Date (before giving effect to  distributions  of principal  to  be  made  on  that  distribution  date),  and  (b) a  fraction  expressed  as a percentage,  the numerator of which is 360 and the  denominator  of which is the actual number of days in the related Interest Accrual Period.

Group I Available Funds    With respect to any  Distribution  Date, a per annum rate equal to the product of (x) the Group
Rate:                      I Interest Remittance Amount plus full and partial principal  prepayments received on the Group
                           I Loans and  available to be  distributed  on that  Distribution  Date and (y) a fraction,  the numerator  of  which is 12 and the  denominator  of which  is the  aggregate  stated  principal balance of the Group I Loans before giving effect to  distributions  of principal to be made on that Distribution Date,  adjusted to a rate based on the actual number of days in a month and a
                           360-day year.

Group II Net WAC Cap Rate: With  respect to any  Distribution  Date,  a per annum rate (which will not be less than zero)
                           equal to (i) the  product of (a) the  weighted  average of the Net Mortgage Rates of the Group
                           II Loans using the Net Mortgage  Rates in effect for the scheduled  payments due on such Group
                           II Loans during the related due period,  and (b) a  fraction  expressed as a  percentage,  the numerator  of which is 30 and the  denominator  of which is the  actual  number of days in the related  Interest  Accrual  Period,  minus (ii) the  product of (a) a fraction  expressed as a percentage,  the numerator of which is the amount of any net swap payments or swap termination payment  not due to a swap  provider  trigger  event  owed  to the  Swap  Provider  as of such
                           Distribution  Date and the denominator of which is the aggregate Stated  Principal  Balance of the Mortgage  Loans as of such  Distribution  Date (before giving effect to  distributions  of principal  to  be  made  on  that  distribution  date),  and  (b) a  fraction  expressed  as a percentage,  the numerator of which is 360 and the  denominator  of which is the actual number of days in the related Interest Accrual Period.

Group II Available Funds   With respect to any  Distribution  Date, a per annum rate equal to the product of (x) the Group
Rate:                      II  Interest  Remittance  Amount plus full and partial  principal  prepayments  received on the
                           Group II Loans and available to be  distributed on that  Distribution  Date and (y) a fraction, the numerator of which is 12 and the  denominator  of which is the aggregate  stated  principal balance of the Group II Loans before giving effect to  distributions of principal to be made on that Distribution Date,  adjusted to a rate based on the actual number of days in a month and a
                           360-day year.

Subordinate Net WAC Cap    With respect to any Distribution  Date and the Class M Certificates,  a per annum rate equal to
Rate:                      the  weighted  average  of (i) the  Group I Net WAC Cap Rate and (ii) the  Group II Net WAC Cap
                           Rate, weighted on the basis of the related Subordinate Component.

Subordinate Available      With respect to any Distribution  Date and the Class M Certificates,  a per annum rate equal to
Funds Rate:                the  weighted  average of (i) the Group I Available  Funds Rate and (ii) the Group II Available
                           Funds Rate, weighted on the basis of the related Subordinate Component.

Subordinate Component:     With respect to each loan group and any Distribution  Date, the positive excess, if any, of the aggregate  principal  balance of the  Mortgage  Loans in that loan  group,  over the  aggregate certificate  principal  balance of the related Class A Certificates,  in each case  immediately prior to that Distribution Date.

Available Distribution     For any  Distribution  Date, an amount (net of (i) amounts  reimbursable to the master servicer
Amount:                    and any  subservicer  (ii) any net  swap  payment  to the  swap  provider  and  (iii)  any swap termination  payment owed to the swap provider not due to a swap provider  trigger event) equal to (a) the aggregate amount of scheduled  payments on the mortgage loans due during the related due period and received on or prior to the related  determination  date, after deduction of the master  servicing  fees  and  subservicing  fees in  respect  of the  mortgage  loans  for that
                           Distribution Date, (b) unscheduled  payments,  including mortgagor  prepayments on the mortgage loans,  insurance proceeds,  liquidation  proceeds and subsequent  recoveries from the mortgage loans,  and proceeds from  repurchases of and  substitutions  for the mortgage loans  occurring during the preceding  calendar month, and (c) all Advances made for that  Distribution  Date in respect of the mortgage loans.

Group I Interest           With respect to any Distribution  Date,  the interest  received or advanced with respect to the
Remittance Amount:         Group I Loans,  net of the Expense Fee Rate and net of the pro rata portion  (determined on the basis of the  aggregate  Stated  Principal  Balance of the Group I Loans and Group II Loans) of
                           any net swap payments or swap  termination  payments not due to a swap  provider  trigger event owed to the swap provider as of such Distribution Date.

Group II Interest          With respect to any Distribution  Date,  the interest  received or advanced with respect to the
Remittance Amount:         Group II Loans, net of the Expense Fee Rate and net of the pro rata portion  (determined on the basis of the  aggregate  Stated  Principal  Balance of the Group I Loans and Group II Loans) of
                           any net swap payments or swap  termination  payments not due to a swap  provider  trigger event owed to the swap provider as of such Distribution Date.

Group I Basis Risk         With  respect to any class of Class A-I  Certificates  and any  Distribution  Date on which the
Shortfall:                 related  Net  Rate  Cap  is  used  to  determine  the  pass-through  rate  for  that  class  of certificates,  an amount equal to the excess of (i) Accrued Certificate Interest for that class calculated  at a rate  equal to  one-month  LIBOR plus the  related  margin  over (ii)  accrued certificate  interest for that class  calculated  assuming the related Net Rate Cap is equal to the  Group I Net WAC Cap  Rate;  plus  any  unpaid  Group I Basis  Risk  Shortfall  from  prior
                           Distribution  Dates,  plus interest thereon at a rate equal to one-month LIBOR plus the related margin to the extent not previously paid from Net Monthly Excess  Cashflow or the  Supplemental
                           Interest Trust.

Group II Basis Risk        With respect to the Class A-II  Certificates and any Distribution Date on which the related Net
Shortfall:                 Rate Cap is used to determine the pass-through  rate for that class of certificates,  an amount equal to the excess of (i) Accrued  Certificate  Interest for that class  calculated  at a rate equal to one-month  LIBOR plus the related  margin over (ii) accrued  certificate  interest for that class  calculated  assuming  the related Net Rate Cap is equal to the Group II Net WAC Cap
                           Rate;  plus any  unpaid  Group II Basis Risk  Shortfall  from prior  Distribution  Dates,  plus interest  thereon at a rate equal to one-month  LIBOR plus the related margin to the extent not previously paid from Net Monthly Excess Cashflow or the Supplemental Interest Trust.

Subordinate Basis Risk     With  respect  to any  class of Class M  Certificates  and any  Distribution  Date on which the
Shortfall:                 related  Net  Rate  Cap  is  used  to  determine  the  pass-through  rate  for  that  class  of certificates,  an amount equal to the excess of (i) Accrued Certificate Interest for that class calculated  at a rate  equal to  one-month  LIBOR plus the  related  margin  over (ii)  accrued certificate  interest for that class  calculated  assuming the related Net Rate Cap is equal to the Subordinate Net WAC Cap Rate; plus any unpaid  Subordinate  Basis Risk Shortfall from prior
                           Distribution  Dates,  plus interest thereon at a rate equal to one-month LIBOR plus the related margin to the extent not previously paid from Net Monthly Excess  Cashflow or the  Supplemental
                           Interest Trust.

Prepayment Interest        With respect to any  Distribution  Date,  the aggregate  shortfall,  if any, in  collections of
Shortfalls:                interest  resulting  from  mortgagor  prepayments  on the Mortgage  Loans during the Prepayment
                           Period.  These  shortfalls  will result because  interest on prepayments in full is distributed only to the date of prepayment,  and because no interest is distributed on prepayments in part, as these  prepayments in part are applied to reduce the  outstanding  principal  balance of the
                           Mortgage Loans as of the due date  immediately  preceding the date of prepayment.  No assurance can be given  that the  amounts  available  to cover  Prepayment  Interest  Shortfalls  will be sufficient  therefore.  Any  Prepayment  Interest  Shortfalls  not covered by Master  Servicing
                           Compensation  or Net Monthly Excess Cash Flow and allocated to a class of Offered  Certificates will  accrue  interest  at the then  applicable  pass-through  rate on that  class  of  Offered
                           Certificates.  Prepayment  Interest  Shortfalls will be allocated on a pro rata basis among the certificates.

Relief Act Shortfalls:     With respect to any  Distribution  Date,  the  shortfall,  if any, in  collections  of interest resulting  from the  Servicemembers  Civil  Relief Act or similar  legislation  or  regulation.
                           Relief Act Shortfalls  will be covered by available Net Monthly Excess  Cashflow in the current period only as described  under "Net Monthly  Excess  Cashflow  Distributions."  Any Relief Act
                           Shortfalls  allocated  to the Offered  Certificates  for the current  period not covered by Net
                           Monthly Excess  Cashflow will remain unpaid.  Relief Act Shortfalls  will be allocated on a pro rata basis among the certificates.

Interest Distribution      With respect to any  Distribution  Date and the Offered  Certificates,  the aggregate  amount of
Amount:                    Accrued Certificate  Interest for that Distribution Date plus any Accrued  Certificate  Interest remaining unpaid from any prior Distribution Date,  together with interest thereon, in each case to the  extent  distributed  to the  holders  of the  Offered  Certificates  from the  Available
                           Distribution Amount.

Group I Interest           With respect to any Distribution Date and any class of Class A-I  Certificates,  the sum of (a)
Carryforward Amount:       the excess,  if any, of (i) Accrued  Certificate  Interest for such class  assuming the related
                           Net Rate Cap for such  Distribution  Date was  equal to the  Group I Net WAC Cap Rate over (ii)
                           Accrued  Certificate  Interest  for  such  class  assuming  the  related  Net Rate Cap for such
                           Distribution  Date was equal to the Group I Available Funds Rate and (b) interest on the amount calculated  pursuant to clause (a) for any prior  Distribution  Date that remains  unreimbursed at a rate  equal to the lesser of (i)  one-month  LIBOR  plus the  related  margin and (ii) the
                           Group I Net WAC Cap Rate.

Group II Interest          With  respect  to any  Distribution  Date and the Class A-II  Certificates,  the sum of (a) the
Carryforward Amount:       excess,  if any, of (i) Accrued  Certificate  Interest for such class  assuming the related Net
                           Rate Cap for such  Distribution  Date was  equal  to the  Group II Net WAC Cap Rate  over  (ii)
                           Accrued  Certificate  Interest  for  such  class  assuming  the  related  Net Rate Cap for such
                           Distribution  Date was equal to the  Group II  Available  Funds  Rate and (b)  interest  on the amount  calculated  pursuant  to  clause  (a) for any  prior  Distribution  Date  that  remains unreimbursed  at a rate equal to the lesser of (i) one-month  LIBOR plus the related margin and
                           (ii) the Group II Net WAC Cap Rate.

Subordinate Interest       With respect to any  Distribution  Date and any class of Class M  Certificates,  the sum of (a)
Carryforward Amount:       the excess,  if any, of (i) Accrued  Certificate  Interest for such class  assuming the related
                           Net Rate Cap for such  Distribution  Date was  equal to the  Subordinate  Net WAC Cap Rate over
                           (ii) Accrued  Certificate  Interest  for such class  assuming the related Net Rate Cap for such
                           Distribution  Date was equal to the  Subordinate  Available  Funds Rate and (b) interest on the amount  calculated  pursuant  to  clause  (a) for any  prior  Distribution  Date  that  remains unreimbursed  at a rate equal to the lesser of (i) one-month  LIBOR plus the related margin and
                           (ii) the Subordinate Net WAC Cap Rate.

Interest Distributions:    On each Distribution Date, accrued and unpaid interest (less Prepayment  Interest Shortfalls not covered by  compensating  interest  and Relief Act  Shortfalls)  will be paid to the  holders of
                           Class A  Certificates  and Class M  Certificates  to the  extent of the  available  distribution amount as described in the term sheet supplement  in the following order of priority:

                                    1. To the  Class  A  Certificates,  according  to the  Class  A  Interest  Distribution
                                       Priority described below;
                                    2. To the Class M-1 Certificates;
                                    3. To the Class M-2 Certificates;
                                    4. To the Class M-3 Certificates;
                                    5. To the Class M-4 Certificates;
                                    6. To the Class M-5 Certificates;
                                    7. To the Class M-6 Certificates;
                                    8. To the Class M-7 Certificates; and
                                    9. To the Class M-8 Certificates.

Class A Interest           With respect to each class of Class A Certificates and any Distribution Date, the amount
Distribution Priority:     available for payment of Accrued Certificate Interest thereon for that Distribution Date plus
                           Accrued Certificate Interest thereon remaining unpaid from any prior Distribution Date, in the amounts and priority as follows:

                              (i)   First, concurrently, to the Class A-I Certificates, pro rata, from the Group I
                                    Interest Remittance Amount and to the Class A-II Certificates, from the Group II
                                    Interest Remittance Amount;
                              (ii)  Second, to the Class A-I Certificates, pro rata, from the remaining Group II Interest
                                    Remittance Amount or to the Class A-II Certificates, from the remaining Group I
                                    Interest Remittance Amount, as needed after taking into account any distribution in respect of interest on the Class A Certificates made in (i) above;
                              (iii) Third, concurrently, from the Principal Remittance Amount related to the Group I
                                    Loans to the Class A-I Certificates, pro rata, and from the Principal Remittance
                                    Amount related to the Group II Loans to the Class A-II Certificates, after taking into account any distributions in respect of interest on the Class A Certificates made in (i) and (ii) above; and,
                              (iv)  Fourth, from the remaining Principal Remittance Amount related to the Group II Loans to the Class A-I Certificates, pro rata, or from the remaining Principal Remittance
                                    Amount related to Group I Loans to the Class A-II Certificates, as needed after taking into account any distributions on the Class A Certificates made in (i), (ii)
                                    and (iii) above.

Principal Payments:        The Class A Principal Distribution Amount, with respect to the Class A Certificates, will be distributed to
                           the Class A  Certificates  as described  below under "Class A Principal  Distributions",  until their Certificate Principal Balances have been reduced to zero.

                           The  Class M  Certificates  will  be  subordinate  to the  Class A  Certificates.  The  Class M
                           Certificates will not receive any principal  payments before the Stepdown Date, or if a Trigger
                           Event  is in  effect,  unless  the  aggregate  certificate  principal  balance  of the  Class A
                           Certificates  have been reduced to zero. In such case,  the Class M  Certificates  will receive the Principal Distribution Amount sequentially.

                           On or after the  Stepdown  Date and if a Trigger  Event is not in effect,  or if the  aggregate certificate  principal  balance  of the Class A  Certificates  has been  reduced  to zero,  the remaining  Principal  Distribution  Amount  will  be  distributed  in the  following  order  of priority:  to the Class M-1 Certificates,  the Class M-1 Principal  Distribution Amount, to the
                           Class  M-2  Certificates,  the  Class  M-2  Principal  Distribution  Amount,  to the  Class M-3
                           Certificates,  the Class M-3 Principal Distribution Amount, to the Class M-4 Certificates,  the
                           Class  M-4  Principal  Distribution  Amount,  to the  Class  M-5  Certificates,  the  Class M-5
                           Principal  Distribution  Amount,  to the  Class  M-6  Certificates,  the  Class  M-6  Principal
                           Distribution  Amount,  to the Class M-7  Certificates,  the  Class M-7  Principal  Distribution
                           Amount,  and to the Class M-8  Certificates,  the Class M-8 Principal  Distribution  Amount, in
                           each case until the certificate principal balance thereof has been reduced to zero.

Principal Distribution     With  respect to any  Distribution  Date,  the  lesser of (a) the  excess of (i) the  available
Amount:                    distribution  amount  over  (ii)  the  Interest  Distribution  Amount  and  (b)  the sum of the
                           following:

                                    1. the  principal  portion of all  scheduled  monthly  payments on the  mortgage loans received or advanced with respect to the related due period;

                                    2. the principal  portion of all proceeds of the  repurchase of Mortgage  Loans, or,  in  the  case  of  a  substitution,  amounts  representing  a  principal adjustment,  as required by the pooling and  servicing  agreement  during the preceding calendar month;

                                    3. the principal  portion of all other unscheduled  collections  received on the mortgage  loans during the  preceding  calendar  month other than  Subsequent
                                       Recoveries,  including, without limitation,  Insurance Proceeds,  Liquidation
                                       Proceeds and, except to the extent applied to offset Deferred Interest,  full and partial Principal Prepayments made by the respective  mortgagors,  to the extent not  distributed  in the preceding  month or, in the case of Principal
                                       Prepayments in full, during the related Prepayment Period;

                                    4. the  lesser of (a) the Net  Monthly  Excess  Cash Flow for that  Distribution
                                       Date, and (b) the principal  portion of any Realized Losses  allocated to any class of Offered  Certificates  on a prior  Distribution  Date and  remaining unpaid, to the extent covered by Subsequent  Recoveries for that Distribution
                                       Date as described under "Net Monthly Excess Cash Flow Distributions";

                                    5. the  lesser of (a) the Net  Monthly  Excess  Cash Flow for that  Distribution
                                       Date,  to  the  extent  not  used  pursuant  to  clause  (4)  above  on  such
                                       Distribution  Date  and (b) the  principal  portion  of any  Realized  Losses incurred,  or deemed  to have been  incurred,  on any  mortgage  loans in the calendar  month  preceding  that  Distribution  Date to the extent covered by
                                       Excess Cash Flow for that  Distribution  Date as described under "Net Monthly
                                       Excess Cash Flow Distributions";

                                    6. the  lesser of (a) the Net  Monthly  Excess  Cash Flow for that  Distribution
                                       Date,  to the extent not used  pursuant  to clauses (4) and (5) above on such
                                       Distribution Date, and (b) the amount of any  Overcollateralization  Increase
                                       Amount for that Distribution Date; and

                                    7. amounts available pursuant to clause (iii) under "The Swap Agreement",

                                       minus

                                    8. the   amount  of  any   Overcollateralization   Reduction   Amount  for  that
                                       Distribution Date; and

                                    9. any related  Capitalization  Reimbursement  Amount as further  defined in the
                                       Term Sheet Supplement for this transaction.

                           In no event will the Principal  Distribution  Amount on any Distribution Date be less than zero or  greater  than the  aggregate  outstanding  Certificate  Principal  Balance  of the  Offered
                           Certificates.

Principal Remittance       For any Distribution Date, the sum of the following  amounts:  (i) the principal portion of all
Amount:                    scheduled  monthly  payments on the  Mortgage  Loans  received or advanced  with respect to the related  due period;  (ii) the  principal  portion of all  proceeds  of the  repurchase  of the
                           Mortgage Loans or, in the case of substitution,  amounts representing a principal adjustment as required in the pooling and servicing  agreement during the preceding calendar month; and (iii)
                           the principal  portion of all other unscheduled  collections  other than subsequent  recoveries received  on the  Mortgage  Loans  during  the  preceding  calendar  month  including,  without limitation,  full and partial principal prepayments made by the respective  mortgagors,  to the extent not applied to offset Deferred Interest and to the extent not distributed in the month.

Class A Principal          With respect to any Distribution Date:
Distribution Amount:
                           1. prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date, or
                           2. on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution
                              Date, the lesser of: (i) the Principal  Distribution  Amount for that Distribution Date; and
                              (ii)  the  excess  of (a)  the  aggregate  certificate  principal  balance  of the  Class  A
                              Certificates  immediately  prior to that  Distribution  Date over (b) the  lesser of (x) the product of (1)  approximately  84.125% for any  Distribution  Date prior to the Distribution
                              Date in June  2013 and  approximately  87.300%  for any  Distribution  Date on or after  the
                              Distribution  Date in June  2013  and (2) the  aggregate  stated  principal  balance  of the
                              Mortgage Loans after giving effect to  distributions  to be made on that  Distribution  Date and (y) the aggregate stated principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class A Principal          Holders of each class of Class A Certificates will be entitled to receive on each Distribution
Distributions:             Date, to the extent of the Available Distribution Amount remaining after the interest distribution amount is distributed, a distribution allocable to principal in the manner as follows:

                           A.    The Class A-I Principal Distribution Amount will be distributed as follows:
                           First: Concurrently, on a pro rata basis, to the Class A-I-1, Class A-I-2 and Class A-I-3
                           Certificates, in each case, until the Certificate Principal Balance thereof has been reduced to zero; and
                           Second: To the Class A-II Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

                           B.    The Class A-II Principal Distribution Amount will be distributed as follows:
                           First: To the Class A-II Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and
                           Second: Concurrently, on a pro rata basis, to the Class A-I-1, Class A-I-2 and Class A-I-3
                           Certificates, in each case, until the Certificate Principal Balance thereof has been reduced to zero.

Class A-I Principal        On any Distribution Date, the Class A Principal Distribution Amount multiplied by a fraction,
Distribution Amount:       the numerator of which is the portion of the Principal Allocation Amount related to the Group
                           I Loans for that Distribution Date and the denominator of which is the Principal Allocation
                           Amount for all of the Mortgage Loans for that Distribution Date.

Class A-II Principal       On any Distribution Date, the Class A Principal Distribution Amount multiplied by a fraction,
Distribution Amount:       the numerator of which is the portion of the Principal Allocation Amount related to the Group
                           II Loans for that Distribution Date and the denominator of which is the Principal Allocation
                           Amount for all of the Mortgage Loans for that Distribution Date.

Principal Allocation       With respect to any Distribution Date, the sum of (a) the Principal Remittance Amount for that
Amount:                    Distribution Date, (b) any Realized Losses covered by amounts included in clause 4 of the definition of Principal Distribution Amount and (c) the aggregate amount of the principal portion of Realized Losses on the Mortgage Loans in the calendar month preceding that
                           Distribution Date, to the extent covered by Net Monthly Excess Cash Flow included in clause 5 of the definition of Principal Distribution Amount; provided, however, that on any
                           Distribution Date on which there is (i) insufficient Subsequent Recoveries to cover all unpaid
                           Realized Losses on the Mortgage Loans described in clause (b) above, in determining the Class
                           A-I Principal Distribution Amount and the Class A-II Principal Distribution Amount, Subsequent
                           Recoveries will be allocated to the Class A-I Certificates and Class A-II Certificates, pro
                           rata, based on the principal portion of unpaid Realized Losses from prior Distribution Dates on the Group I Loans and Group II Loans, respectively, and (ii) insufficient Net Monthly
                           Excess Cash Flow to cover all Realized Losses on the Mortgage Loans described in clause (c)
                           above, in determining the Class A-I Principal Distribution Amount and the Class A-II Principal
                           Distribution Amount, the Net Monthly Excess Cash Flow remaining after the allocation described in clause (b) or (i) above, as applicable, will be allocated to the Class A-I Certificates and
                           Class A-II Certificates, pro rata, based on the principal portion of Realized Losses incurred during the calendar month preceding that Distribution date on the Group I Loans and Group II
                           Loans, respectively.

Class M-1 Principal        With respect to any Distribution Date:
Distribution Amount:
                           1. prior to the Stepdown  Date or on or after the Stepdown Date if a Trigger Event is in effect
                              for  that  Distribution  Date,  the  remaining   Principal   Distribution  Amount  for  that
                              Distribution Date after distribution of the Class A Principal Distribution Amount, or
                           2. on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution
                              Date, the lesser of: (i) the remaining  Principal  Distribution Amount for that Distribution
                              Date after  distribution of the Class A Principal  Distribution  Amount; and (ii) the excess of (a)  the  sum of  (1)  the  aggregate  certificate  principal  balance  of  the  Class  A
                              Certificates  (after  taking into account the payment of the Class A Principal  Distribution
                              Amount) and (2) the certificate principal balance of the Class M-1 Certificates  immediately prior to that  Distribution Date over (b) the lesser of (x) the product of (1) approximately
                              88.500%  for  any  Distribution  Date  prior  to the  Distribution  Date in  June  2013  and approximately  90.800% for any Distribution  Date on or after the Distribution  Date in June
                              2013 and (2) the  aggregate  stated  principal  balance of the  Mortgage  Loans after giving effect to  distributions to be made on that  Distribution  Date and (y) the aggregate stated
                              principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-2 Principal         With respect to any Distribution Date:
Distribution Amount:
                           1. prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger Event is in effect
                              for  that  Distribution  Date,  the  remaining   Principal   Distribution   Amount  for  that
                              Distribution Date after distribution of the Class A Principal  Distribution  Amount and Class
                              M-1 Principal Distribution Amount, or
                           2. on or after the  Stepdown  Date if a Trigger  Event is not in  effect  for that  Distribution
                              Date, the lesser of: (i) the remaining  Principal  Distribution  Amount for that Distribution
                              Date after distribution of the Class A Principal  Distribution Amount and Class M-1 Principal
                              Distribution  Amount;  and (ii) the  excess of (a) the sum of (1) the  aggregate  certificate principal  balance of the Class A Certificates and Class M-1 Certificates  (after taking into account  the  payment of the Class A Principal  Distribution  Amount and Class M-1  Principal
                              Distribution Amount for that Distribution Date) and (2) the certificate  principal balance of the Class M-2 Certificates  immediately  prior to that  Distribution Date over (b) the lesser of (x) the  product  of (1)  approximately  91.375%  for any  Distribution  Date prior to the
                              Distribution  Date in June 2013 and  approximately  93.100% for any  Distribution  Date on or after the Distribution  Date in June 2013 and (2) the aggregate  stated principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution Date and (y) the aggregate stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.
Class M-3 Principal        With respect to any Distribution Date:
Distribution Amount:
                           1. prior to the Stepdown  Date or on or after the Stepdown Date if a Trigger Event is in effect
                              for  that  Distribution  Date,  the  remaining   Principal   Distribution  Amount  for  that
                              Distribution Date after  distribution of the Class A Principal  Distribution  Amount,  Class
                              M-1 Principal Distribution Amount, and Class M-2 Principal Distribution Amount, or
                           2. on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution
                              Date, the lesser of: (i) the remaining  Principal  Distribution Amount for that Distribution
                              Date after distribution of the Class A Principal  Distribution  Amount,  Class M-1 Principal
                              Distribution Amount and Class M-2 Principal  Distribution Amount; and (ii) the excess of (a)
                              the sum of (1) the  aggregate  certificate  principal  balance of the Class A, Class M-1 and
                              Class M-2  Certificates  (after  taking  into  account  the payment of the Class A Principal
                              Distribution  Amount,  the Class M-1 Principal  Distribution  Amount and Class M-2 Principal
                              Distribution  Amount for that Distribution  Date) and (2) the certificate  principal balance of the Class  M-3  Certificates  immediately  prior to that  Distribution  Date over (b) the lesser of (x) the product of (1)  approximately  92.625% for any Distribution  Date prior to the Distribution  Date in June 2013 and  approximately  94.100% for any Distribution Date on or after the Distribution  Date in June 2013 and (2) the aggregate stated principal  balance of the Mortgage Loans after giving effect to distributions  to be made on that  Distribution
                              Date and (y) the  aggregate  stated  principal  balance of the  Mortgage  Loans after giving
                              effect   to   distributions   to   be   made   on   that   Distribution   Date,   less   the
                              Overcollateralization Floor.

Class M-4 Principal        With respect to any Distribution Date:
Distribution Amount:
                           1. prior to the Stepdown  Date or on or after the Stepdown Date if a Trigger Event is in effect
                              for  that  Distribution  Date,  the  remaining   Principal   Distribution  Amount  for  that
                              Distribution Date after  distribution of the Class A Principal  Distribution  Amount,  Class
                              M-1 Principal  Distribution  Amount,  Class M-2 Principal  Distribution Amount and Class M-3
                              Principal Distribution Amount, or
                           2. on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution
                              Date, the lesser of: (i) the remaining  Principal  Distribution Amount for that Distribution
                              Date after distribution of the Class A Principal  Distribution  Amount,  Class M-1 Principal
                              Distribution  Amount,  Class M-2  Principal  Distribution  Amount  and  Class M-3  Principal
                              Distribution  Amount;  and (ii) the excess of (a) the sum of (1) the  aggregate  certificate principal  balance of the Class A, Class M-1,  Class M-2 and Class M-3  Certificates  (after taking into  account the payment of the Class A  Principal  Distribution  Amount,  Class M-1
                              Principal  Distribution  Amount,  Class  M-2  Principal  Distribution  Amount  and Class M-3
                              Principal  Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-4 Certificates  immediately  prior to that Distribution Date over (b)
                              the lesser of (x) the product of (1)  approximately  94.500% for any Distribution Date prior to the Distribution  Date in June 2013 and  approximately  95.600% for any Distribution Date on or after  the  Distribution  Date in June  2013 and (2) the  aggregate  stated  principal balance of the  Mortgage  Loans  after  giving  effect to  distributions  to be made on that
                              Distribution  Date and (y) the  aggregate  stated  principal  balance of the Mortgage  Loans after  giving  effect  to  distributions  to be made on that  Distribution  Date,  less  the
                              Overcollateralization Floor.

Class M-5 Principal        With respect to any Distribution Date:
Distribution Amount:
                           1. prior to the Stepdown  Date or on or after the Stepdown Date if a Trigger Event is in effect
                              for  that  Distribution  Date,  the  remaining   Principal   Distribution  Amount  for  that
                              Distribution Date after  distribution of the Class A Principal  Distribution  Amount,  Class
                              M-1 Principal  Distribution  Amount,  Class M-2  Principal  Distribution  Amount,  Class M-3
                              Principal Distribution Amount and Class M-4 Principal Distribution Amount, or
                           2. on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution
                              Date, the lesser of: (i) the remaining  Principal  Distribution Amount for that Distribution
                              Date after distribution of the Class A Principal  Distribution  Amount,  Class M-1 Principal
                              Distribution  Amount,   Class  M-2  Principal   Distribution  Amount,  Class  M-3  Principal
                              Distribution Amount and Class M-4 Principal  Distribution Amount; and (ii) the excess of (a)
                              the sum of (1) the aggregate  certificate principal balance of the Class A, Class M-1, Class
                              M-2,  Class M-3 and Class M-4  Certificates  (after  taking into  account the payment of the
                              Class A Principal  Distribution Amount,  Class M-1 Principal  Distribution Amount, Class M-2
                              Principal  Distribution  Amount,  Class  M-3  Principal  Distribution  Amount  and Class M-4
                              Principal  Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-5 Certificates  immediately  prior to that Distribution Date over (b)
                              the lesser of (x) the product of (1)  approximately  95.500% for any Distribution Date prior to the Distribution  Date in June 2013 and  approximately  96.400% for any Distribution Date on or after  the  Distribution  Date in June  2013 and (2) the  aggregate  stated  principal balance of the  Mortgage  Loans  after  giving  effect to  distributions  to be made on that
                              Distribution  Date and (y) the  aggregate  stated  principal  balance of the Mortgage  Loans after  giving  effect  to  distributions  to be made on that  Distribution  Date,  less  the
                              Overcollateralization Floor.

Class M-6 Principal        With respect to any Distribution Date:
Distribution Amount:
                           1. prior to the Stepdown  Date or on or after the Stepdown Date if a Trigger Event is in effect
                              for  that  Distribution  Date,  the  remaining   Principal   Distribution  Amount  for  that
                              Distribution Date after  distribution of the Class A Principal  Distribution  Amount,  Class
                              M-1 Principal  Distribution  Amount,  Class M-2  Principal  Distribution  Amount,  Class M-3
                              Principal  Distribution  Amount,  Class M-4  Principal  Distribution  Amount,  and Class M-5
                              Principal Distribution Amount, or
                           2. on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution
                              Date, the lesser of: (i) the remaining  Principal  Distribution Amount for that Distribution
                              Date after distribution of the Class A Principal  Distribution  Amount,  Class M-1 Principal
                              Distribution  Amount,   Class  M-2  Principal   Distribution  Amount,  Class  M-3  Principal
                              Distribution  Amount,   Class  M-4  Principal   Distribution  Amount,  Class  M-5  Principal
                              Distribution and (ii) the excess of (a) the sum of (1) the aggregate  certificate  principal balance  of the  Class A,  Class  M-1,  Class  M-2,  Class  M-3,  Class  M-4 and  Class  M-5
                              Certificates  (after  taking into account the payment of the Class A Principal  Distribution
                              Amount, Class M-1 Principal  Distribution  Amount, Class M-2 Principal  Distribution Amount,
                              Class M-3 Principal  Distribution Amount, Class M-4 Principal Distribution Amount, and Class
                              M-5  Principal  Distribution  Amount  for that  Distribution  Date) and (2) the  certificate principal balance of the Class M-6 Certificates  immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1)  approximately  96.625%  for any  Distribution
                              Date  prior  to the  Distribution  Date in  June  2013  and  approximately  97.300%  for any
                              Distribution  Date on or after  the  Distribution  Date in June  2013 and (2) the  aggregate stated  principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date  and (y) the  aggregate  stated  principal  balance  of the
                              Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date, less the Overcollateralization Floor.

Class M-7 Principal        With respect to any Distribution Date:
Distribution Amount:
                           1. prior to the Stepdown  Date or on or after the Stepdown Date if a Trigger Event is in effect
                              for  that  Distribution  Date,  the  remaining   Principal   Distribution  Amount  for  that
                              Distribution Date after  distribution of the Class A Principal  Distribution  Amount,  Class
                              M-1 Principal  Distribution  Amount,  Class M-2  Principal  Distribution  Amount,  Class M-3
                              Principal  Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal
                              Distribution Amount, and Class M-6 Principal Distribution Amount, or
                           2. on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution
                              Date, the lesser of: (i) the remaining  Principal  Distribution Amount for that Distribution
                              Date after distribution of the Class A Principal  Distribution  Amount,  Class M-1 Principal
                              Distribution  Amount,   Class  M-2  Principal   Distribution  Amount,  Class  M-3  Principal
                              Distribution  Amount,   Class  M-4  Principal   Distribution  Amount,  Class  M-5  Principal
                              Distribution Amount, and Class M-6 Principal  Distribution Amount and (ii) the excess of (a)
                              the sum of (1) the aggregate  certificate principal balance of the Class A, Class M-1, Class
                              M-2, Class M-3, Class M-4, Class M-5 and Class M-6  Certificates  (after taking into account the payment of the Class A Principal  Distribution Amount, Class M-1 Principal  Distribution
                              Amount, Class M-2 Principal  Distribution  Amount, Class M-3 Principal  Distribution Amount,
                              Class M-4 Principal  Distribution Amount, Class M-5 Principal Distribution Amount, and Class
                              M-6  Principal  Distribution  Amount  for that  Distribution  Date) and (2) the  certificate principal balance of the Class M-7 Certificates  immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1)  approximately  97.625%  for any  Distribution
                              Date  prior  to the  Distribution  Date in  June  2013  and  approximately  98.100%  for any
                              Distribution  Date on or after  the  Distribution  Date in June  2013 and (2) the  aggregate stated  principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date  and (y) the  aggregate  stated  principal  balance  of the
                              Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date, less the Overcollateralization Floor.
Class M-8 Principal        With respect to any Distribution Date:
Distribution Amount:
                           1. prior to the Stepdown  Date or on or after the Stepdown Date if a Trigger Event is in effect
                              for  that  Distribution  Date,  the  remaining   Principal   Distribution  Amount  for  that
                              Distribution Date after  distribution of the Class A Principal  Distribution  Amount,  Class
                              M-1 Principal  Distribution  Amount,  Class M-2  Principal  Distribution  Amount,  Class M-3
                              Principal  Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal
                              Distribution  Amount,  Class M-6  Principal  Distribution  Amount,  and Class M-7  Principal
                              Distribution Amount, or
                           2. on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution
                              Date, the lesser of: (i) the remaining  Principal  Distribution Amount for that Distribution
                              Date after distribution of the Class A Principal  Distribution  Amount,  Class M-1 Principal
                              Distribution  Amount,   Class  M-2  Principal   Distribution  Amount,  Class  M-3  Principal
                              Distribution  Amount,   Class  M-4  Principal   Distribution  Amount,  Class  M-5  Principal
                              Distribution  Amount,  Class M-6  Principal  Distribution  Amount,  and Class M-7  Principal
                              Distribution  Amount  and (ii) the  excess of (a) the sum of (1) the  aggregate  certificate principal  balance of the Class A, Class M-1,  Class M-2,  Class M-3,  Class M-4, Class M-5,
                              Class M-6 and Class M-7  Certificates  (after taking into account the payment of the Class A
                              Principal  Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal
                              Distribution  Amount,   Class  M-3  Principal   Distribution  Amount,  Class  M-4  Principal
                              Distribution  Amount,   Class  M-5  Principal   Distribution  Amount,  Class  M-6  Principal
                              Distribution  Amount,  and Class M-7  Principal  Distribution  Amount for that  Distribution
                              Date) and (2) the certificate  principal  balance of the Class M-8 Certificates  immediately prior to that  Distribution Date over (b) the lesser of (x) the product of (1) approximately
                              98.750%  for  any  Distribution  Date  prior  to the  Distribution  Date in  June  2013  and approximately  99.000% for any Distribution  Date on or after the Distribution  Date in June
                              2013 and (2) the  aggregate  stated  principal  balance of the  Mortgage  Loans after giving effect to  distributions to be made on that  Distribution  Date and (y) the aggregate stated
                              principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Net Monthly Excess         On each  Distribution  Date,  the Net Monthly  Excess  Cashflow will be  distributed  among the
Cashflow Distributions:    Certificates in the following order of priority:

                           1. To pay to  holders  of the  class or  classes  of  certificates  then  entitled  to  receive distributions  in respect of  principal  (as  described  above),  the  principal  portion of realized losses previously  allocated to reduce the certificate  principal balance of any of the Class A-I-2, Class A-I-3 and Class M Certificates and remaining  unreimbursed,  but only to the extent of subsequent recoveries;
                           2. As  part  of the  Principal  Distribution  Amount,  to pay to  the  holders  of the  Offered
                              Certificates  then entitled to receive  distribution  of principal  (as described  above) in reduction of their certificate principal balances,  the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;
                           3. To pay any  Overcollateralization  Increase  Amount to the class or classes of  certificates then entitled to receive distributions in respect of principal;
                           4. To pay the holders of the Class A Certificates and Class M Certificates,  pro rata, based on
                              Prepayment  Interest  Shortfalls  allocated thereto,  the amount of any Prepayment  Interest
                              Shortfalls  allocated  thereto  for that  Distribution  Date,  to the extent not  covered by
                              Eligible Master Servicing Compensation on that Distribution Date;
                           5. To pay the holders of the Class A Certificates and Class M Certificates,  pro rata, based on unpaid Prepayment Interest Shortfalls  previously allocated thereto, any Prepayment Interest
                              Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon;
                           6. To the  holders of the Class A  Certificates,  pro rata,  any Group I Interest  Carryforward
                              Amounts or Group II Interest  Carryforward  Amounts,  as applicable,  allocated thereto that remain  unpaid  as of the  Distribution  Date,  and  then  to the  holders  of the  Class  M
                              Certificates,  in order of priority, any Subordinate Interest Carryforward Amounts allocated thereto that remains unpaid as of the Distribution Date;
                           7. To the holders of the Class A  Certificates,  pro rata, any Group I Basis Risk Shortfalls or
                              Group II Basis Risk Shortfalls,  as applicable,  allocated  thereto that remain unpaid as of the  Distribution  Date,  and then to the holders of the Class M  Certificates,  in order of priority,  any Subordinate Basis Risk Shortfalls allocated thereto that remains unpaid as of the Distribution Date;
                           8. To pay the holders of the Class A Certificates and Class M Certificates,  pro rata, based on
                              Relief Act Shortfalls  allocated thereto on that Distribution Date, the amount of any Relief
                              Act Shortfalls occurring in the current interest accrual period;
                           9. To pay (a) to the holders of the Class A-I-2 Certificates  first, then to the holders of the
                              Class  A-I-3  Certificates,  and then (b) to the  holders  of the Class M  Certificates,  in order of  priority,  the  principal  portion of any  realized  losses  previously  allocated thereto that remain unreimbursed;
                           10.   To the  supplemental  interest  trust for the payment of any remaining  Swap  Termination
                              Payments due to a swap provider trigger event; and
                           11.   To pay the  holders of the Class SB  Certificates  and Class R  Certificates  any balance remaining in accordance with the terms of the pooling and servicing agreement.

Allocation of Losses:      Realized  losses on the  Mortgage  Loans will be allocated  as follows:  first,  to Net Monthly
                           Excess  Cashflow;  second,  to net swap payments,  if any, from the Swap Provider,  third, by a reduction in the  Overcollateralization  Amount until reduced to zero;  fourth to the Class M-8
                           Certificates  until the certificate  principal  balance thereof has been reduced to zero; fifth to the Class M-7 Certificates until the certificate  principal balance thereof has been reduced to zero; sixth, to the Class M-6 Certificates  until the certificate  principal balance thereof has been  reduced  to zero;  seventh,  to the Class  M-5  Certificates  until  the  certificate principal  balance  thereof has been  reduced to zero;  eighth,  to the Class M-4  Certificates until the certificate  principal  balance thereof has been reduced to zero; ninth, to the Class
                           M-3  Certificates  until the  certificate  principal  balance thereof has been reduced to zero;
                           tenth, to the Class M-2 Certificates  until the certificate  principal balance thereof has been reduced  to zero;  eleventh,  to the Class M-1  Certificates  until the  certificate  principal balance  thereof has been reduced to zero, and twelfth,  in the case of realized  losses on the
                           Group I Loans, to the Class A-I-3 Certificates until the certificate  principal balance thereof has been  reduced to zero,  and then,  to the Class A-I-2  Certificates  until the  certificate principal  balance thereof has been reduced to zero. There will be no realized losses allocated to the Class  A-I-1  Certificates  and Class  A-II  Certificates  until the final  Distribution
                           Date.

Appendix A

Swap Agreement.  On the Closing Date, the Supplemental Interest Trust Trustee will enter into a swap agreement with an initial swap notional amount beginning on the July 2007 Distribution Date of $479,403,341. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement (except for the first Distribution Date), the supplemental interest trust shall be obligated to pay an amount equal to a per annum rate of 5.19% (on an actual/360 basis) on the swap notional amount to the Swap
Provider and the supplemental interest trust will be entitled to receive an amount equal to a per annum rate of one-month LIBOR (on an actual/360 basis), on the swap notional amount from the Swap Provider.

                                                             Swap Schedule
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
    Period         Distribution Date      Swap Notional Amount ($)           Period      Distribution Date      Swap Notional Amount ($)
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
       1               25-Jun-07                     N/A                       32            25-Jan-10                $157,571,743
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
       2               25-Jul-07                $479,403,341                   33            25-Feb-10                $151,818,831
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
       3               25-Aug-07                $461,961,999                   34            25-Mar-10                $146,274,003
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
       4               25-Sep-07                $445,155,761                   35            25-Apr-10                $140,929,687
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
       5               25-Oct-07                $428,961,369                   36            25-May-10                $135,778,587
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
       6               25-Nov-07                $413,356,417                   37            25-Jun-10                $130,813,676
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
       7               25-Dec-07                $398,319,327                   38            25-Jul-10                $126,028,181
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
       8               25-Jan-08                $383,829,316                   39            25-Aug-10                $121,414,656
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
       9               25-Feb-08                $369,866,363                   40            25-Sep-10                $116,967,804
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      10               25-Mar-08                $356,411,185                   41            25-Oct-10                $112,681,126
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      11               25-Apr-08                $343,445,210                   42            25-Nov-10                $108,549,256
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      12               25-May-08                $330,950,545                   43            25-Dec-10                $104,566,570
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      13               25-Jun-08                $318,909,959                   44            25-Jan-11                $100,726,635
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      14               25-Jul-08                $307,306,852                   45            25-Feb-11                 $97,024,877
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      15               25-Aug-08                $296,125,236                   46            25-Mar-11                 $93,453,700
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      16               25-Sep-08                $285,349,709                   47            25-Apr-11                 $90,011,318
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      17               25-Oct-08                $274,965,435                   48            25-May-11                 $86,693,101
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      18               25-Nov-08                $264,958,124                   49            25-Jun-11                 $83,494,106
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      19               25-Dec-08                $255,314,010                   50            25-Jul-11                 $80,405,630
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      20               25-Jan-09                $246,019,834                   51            25-Aug-11                 $77,428,626
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      21               25-Feb-09                $237,062,821                   52            25-Sep-11                 $74,559,210
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      22               25-Mar-09                $228,430,667                   53            25-Oct-11                 $71,791,666
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      23               25-Apr-09                $220,111,520                   54            25-Nov-11                 $69,117,108
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      24               25-May-09                $212,093,961                   55            25-Dec-11                 $66,508,555
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      25               25-Jun-09                $204,366,992                   56            25-Jan-12                 $63,950,726
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      26               25-Jul-09                $196,920,016                   57            25-Feb-12                 $61,451,943
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      27               25-Aug-09                $189,742,827                   58            25-Mar-12                 $59,009,322
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      28               25-Sep-09                $182,825,591                   59            25-Apr-12                 $56,657,504
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      29               25-Oct-09                $176,158,836                   60            25-May-12                 $54,392,141
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      30               25-Nov-09                $169,733,436                   61            25-Jun-12                     N/A
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------
      31               25-Dec-09                $163,540,601
---------------- ----------------------- ---------------------------- --- ------------- --------------------- ------------------------------

Stats
As of Date:                20070501
Count:                        1,292
Current Balance:    $500,003,935.86
AverageCurBal:          $386,999.95
OrigWAC:                      7.266
GWAC:                         7.266
NetWAC:                       6.841
GrossMargin:                  2.257
NetMargin:                    1.832
FICO:                           712
Original LTV:                 73.79
% Silent Seconds:             36.50
%CA:                         59.14%
WALA:                             1
OrigTerm:                       360
WAM:                            359
PerCap:                       0.000
MaxRate:                      9.984
Months to Roll:                  59
Maximum 1 Zip Concentration: 0.734%

Prepayment Penalty     Count              Balance        Percent        GWAC        Margin        Net Margin       Age      FICO      LTV     %1H      %2H        %3H
0                        252       115,115,411.18          23.02        7.215        2.250             1.825        0       714      72.03    0.00     0.00       0.00
12                       281       123,947,899.21          24.79        7.152        2.257             1.832        1       722      73.80  100.00     0.00       0.00
24                        74        31,480,285.94           6.30        7.046        2.250             1.825        1       719      73.98    0.00   100.00       0.00
36                       685       229,460,339.53          45.89        7.383        2.262             1.837        0       705      74.65    0.00     0.00     100.00
Total:                 1,292       500,003,935.86         100.00        7.266        2.257             1.832        1       712      73.79   24.79     6.30      45.89

Original Rate          Count              Balance        Percent         GWAC       Margin        Net Margin       Age      FICO       LTV     %1H      %2H        %3H
5.501 - 5.750              1           325,226.83           0.07        5.750        2.250             1.825        1        811     34.00  100.00     0.00       0.00
5.751 - 6.000              3         2,341,790.26           0.47        5.900        2.250             1.825        1        738     60.43   51.53     0.00      48.47
6.001 - 6.250             10         4,298,288.94           0.86        6.189        2.377             1.952        1        745     70.89    0.00    11.73      50.77
6.251 - 6.500             60        27,910,249.78           5.58        6.460        2.256             1.831        1        729     67.56   40.25    23.44      20.53
6.501 - 6.750             75        37,475,669.08           7.50        6.705        2.252             1.827        1        729     71.05   36.20     6.21      31.55
6.751 - 7.000            206        94,289,379.24          18.86        6.926        2.261             1.836        1        724     70.95   30.64     8.68      39.48
7.001 - 7.250            237        99,259,974.67          19.85        7.197        2.260             1.835        0        712     73.36   22.42     5.23      39.00
7.251 - 7.500            291       102,468,281.59          20.49        7.450        2.255             1.830        0        709     75.11   21.78     3.26      48.82
7.501 - 7.750            221        76,480,391.32          15.30        7.676        2.254             1.829        0        705     77.45   22.58     4.27      56.77
7.751 - 8.000            113        32,928,191.15           6.59        7.911        2.251             1.826        0        684     77.32   12.77     5.55      68.19
8.001 - 8.250             75        22,226,493.00           4.45        8.127        2.250             1.825        0        688     78.87   12.02     1.36      75.42
Total:                 1,292       500,003,935.86         100.00        7.266        2.257             1.832        1        712     73.79   24.79     6.30      45.89
min: 5.750
max: 8.250
wa: 7.266

Current Rate           Count              Balance        Percent         GWAC       Margin        Net Margin       Age      FICO       LTV     %1H      %2H        %3H
5.501 - 5.750              1           325,226.83           0.07        5.750        2.250             1.825        1        811     34.00  100.00     0.00       0.00
5.751 - 6.000              3         2,341,790.26           0.47        5.900        2.250             1.825        1        738     60.43   51.53     0.00      48.47
6.001 - 6.250             10         4,298,288.94           0.86        6.189        2.377             1.952        1        745     70.89    0.00    11.73      50.77
6.251 - 6.500             60        27,910,249.78           5.58        6.460        2.256             1.831        1        729     67.56   40.25    23.44      20.53
6.501 - 6.750             75        37,475,669.08           7.50        6.705        2.252             1.827        1        729     71.05   36.20     6.21      31.55
6.751 - 7.000            206        94,289,379.24          18.86        6.926        2.261             1.836        1        724     70.95   30.64     8.68      39.48
7.001 - 7.250            237        99,259,974.67          19.85        7.197        2.260             1.835        0        712     73.36   22.42     5.23      39.00
7.251 - 7.500            291       102,468,281.59          20.49        7.450        2.255             1.830        0        709     75.11   21.78     3.26      48.82
7.501 - 7.750            221        76,480,391.32          15.30        7.676        2.254             1.829        0        705     77.45   22.58     4.27      56.77
7.751 - 8.000            113        32,928,191.15           6.59        7.911        2.251             1.826        0        684     77.32   12.77     5.55      68.19
8.001 - 8.250             75        22,226,493.00           4.45        8.127        2.250             1.825        0        688     78.87   12.02     1.36      75.42
Total:                 1,292       500,003,935.86         100.00        7.266        2.257             1.832        1        712     73.79   24.79     6.30      45.89
min: 5.750
max: 8.250
wa: 7.266

Principal Balance              Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
50,001 - 100,000                  17      1,446,902.27    0.29       7.487      2.250      1.825        0        697      60.06     0.00     11.64     82.42
100,001 - 150,000                 84     10,592,875.63    2.12       7.548      2.250      1.825        0        711      68.15     7.58      2.30     72.37
150,001 - 200,000                152     26,829,450.84    5.37       7.499      2.252      1.827        0        705      75.21    20.01      6.11     58.91
200,001 - 250,000                157     35,264,810.47    7.05       7.363      2.250      1.825        0        707      71.96    25.24      3.17     52.67
250,001 - 275,000                 71     18,557,127.53    3.71       7.403      2.264      1.839        0        709      74.00    14.11      5.62     66.13
275,001 - 350,000                204     63,696,784.62    12.74      7.372      2.262      1.837        0        707      75.86    18.77      2.91     62.15
350,001 - 400,000                124     46,550,911.68    9.31       7.321      2.262      1.837        0        715      74.79    12.95     11.09     56.61
400,001 - 450,000                107     45,722,758.35    9.14       7.342      2.259      1.834        1        710      76.93    18.84      8.44     55.98
450,001 - 500,000                 76     36,267,880.51    7.25       7.337      2.250      1.825        0        715      76.27    26.44      6.62     48.59
500,001 - 550,000                 67     34,761,991.46    6.95       7.165      2.250      1.825        0        711      76.46    34.59      7.27     40.22
550,001 - 600,000                 54     31,204,005.63    6.24       7.250      2.250      1.825        0        715      75.28    33.17      5.48     37.02
600,001 - 750,000                 90     59,878,354.26    11.98      7.121      2.272      1.847        1        714      73.30    35.84      6.57     32.27
750,001 - 850,000                 23     18,225,163.26    3.65       7.162      2.271      1.846        1        708      69.40    39.19      0.00     34.55
850,001 - 950,000                 23     20,772,875.53    4.15       7.037      2.245      1.820        1        736      71.76    30.07      0.00     13.06
950,001 - 1,000,000               16     15,736,079.33    3.15       7.092      2.250      1.825        0        725      68.62    31.65      0.00     30.90
1,000,001 - 1,250,000             14     15,378,356.13    3.08       7.022      2.250      1.825        1        708      68.08    42.17      0.00     21.07
1,250,001 - 1,500,000             11     15,259,608.36    3.05       6.995      2.250      1.825        1        710      67.86    9.03      27.80     18.50
1,500,001 - 1,750,000              1      1,575,000.00    0.31       6.999      2.250      1.825        1        801      70.00    0.00      100.00     0.00
2,250,001 >=                       1      2,283,000.00    0.46       7.000      2.250      1.825        0        731      60.00     0.00      0.00      0.00
Total:                         1,292    500,003,935.86   100.00      7.266      2.257      1.832        1        712      73.79    24.79      6.30     45.89
min: 57,000
max: 2,283,000
avg: 387,000

Original Term                  Count      Balance       Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
360                            1,292   500,003,935.86    100.00      7.266      2.257      1.832        1        712      73.79     24.79     6.30     45.89
Total:                         1,292   500,003,935.86    100.00      7.266      2.257      1.832        1        712      73.79     24.79     6.30     45.89
min: 360
max: 360
wa: 360

Balloon                        Count           Balance    Percent       GWAC      Margin   Net Margin      Age      FICO      LTV       %1H       %2H        %3H
N                              1,258    485,077,240.97      97.01       7.262      2.257      1.832         1       712      73.79     24.95      6.40     45.15
y                                 34     14,926,694.89       2.99       7.400      2.259      1.834         0       719      73.75     19.50      2.90     69.90
Total:                         1,292    500,003,935.86     100.00       7.266      2.257      1.832         1       712      73.79     24.79      6.30     45.89

Original Amortization Term        Count         Balance         Percent      GWAC     Margin   Net Margin      Age      FICO      LTV       %1H       %2H       %3H
360                               1,258     485,077,240.97       97.01      7.262     2.257      1.832          1        712     73.79     24.95      6.40     45.15
480                                  34      14,926,694.89        2.99      7.400     2.259      1.834          0        719     73.75     19.50      2.90     69.90
Total:                            1,292     500,003,935.86      100.00      7.266     2.257      1.832          1        712     73.79     24.79      6.30     45.89
min: 360
max: 480
wa: 364

RemTerm                        Count           Balance   Percent     GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H        %3H
352                                1        418,389.08     0.08      7.500      2.250      1.825        8        791      94.00     0.00      0.00      0.00
353                                1        404,232.83     0.08      6.875      2.250      1.825        7        654      72.00     0.00      0.00    100.00
354                                1      1,408,933.85     0.28      6.875      2.250      1.825        6        664      70.00     0.00      0.00    100.00
355                                4      2,315,776.16     0.46      7.094      2.250      1.825        5        687      75.34     94.53     5.47      0.00
356                                4      1,699,729.12     0.34      7.102      2.250      1.825        4        695      67.01     0.00      9.26     42.76
357                               10      5,552,318.92     1.11      7.105      2.230      1.805        3        723      73.67     27.85     7.61     26.09
358                               33     13,300,887.89     2.66      6.944      2.261      1.836        2        728      71.87     24.51     6.53     53.70
359                              452    174,815,001.94    34.96      7.174      2.267      1.842        1        709      73.58     29.40    10.51     42.25
360                              786    300,088,666.07    60.02      7.341      2.252      1.827        0        714      74.02     21.84     3.84     48.14
Total:                         1,292    500,003,935.86   100.00      7.266      2.257      1.832        1        712      73.79     24.79     6.30     45.89
min: 352
max: 360
wa: 359

Age                            Count           Balance   Percent     GWAC       Margin   Net Margin     Age      FICO      LTV       %1H       %2H      %3H
0                                786    300,088,666.07    60.02      7.341      2.252       1.827        0       714      74.02     21.84     3.84     48.14
1                                452    174,815,001.94    34.96      7.174      2.267       1.842        1       709      73.58     29.40    10.51     42.25
2                                 33     13,300,887.89     2.66      6.944      2.261       1.836        2       728      71.87     24.51     6.53     53.70
3                                 10      5,552,318.92     1.11      7.105      2.230       1.805        3       723      73.67     27.85     7.61     26.09
4                                  4      1,699,729.12     0.34      7.102      2.250       1.825        4       695      67.01      0.00     9.26     42.76
5                                  4      2,315,776.16     0.46      7.094      2.250       1.825        5       687      75.34     94.53     5.47      0.00
6                                  1      1,408,933.85     0.28      6.875      2.250       1.825        6       664      70.00      0.00     0.00    100.00
7                                  1        404,232.83     0.08      6.875      2.250       1.825        7       654      72.00      0.00     0.00    100.00
8                                  1        418,389.08     0.08      7.500      2.250       1.825        8       791      94.00      0.00     0.00      0.00
Total:                         1,292    500,003,935.86   100.00      7.266      2.257       1.832        1       712      73.79     24.79     6.30     45.89
min: 0
max: 8
wa: 1

States                         Count           Balance   Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H        %2H       %3H
CA                               653    295,727,046.34    59.14       7.182      2.257      1.832        1        714      73.37     26.61      6.99    46.25
FL                               195     53,883,510.91    10.78       7.502      2.259      1.834        0        704      74.95     19.31      5.44    67.58
WA                                84     25,759,741.51     5.15       7.351      2.252      1.827        0        710      74.38     34.53      2.25    42.64
AZ                                76     25,497,441.06     5.10       7.408      2.250      1.825        1        726      73.77     35.31     12.56    38.27
NV                                32     10,990,485.32     2.20       7.375      2.266      1.841        0        712      74.90     37.70      5.03    49.27
VA                                30     10,661,465.23     2.13       7.310      2.250      1.825        0        700      73.77      8.78      0.00    47.08
IL                                33      9,617,784.97     1.92       7.497      2.250      1.825        0        701      76.76      7.26      6.89    20.96
NJ                                18      6,507,271.06     1.30       7.510      2.250      1.825        0        699      77.88      0.00      0.00     0.00
UT                                20      6,410,933.02     1.28       7.287      2.250      1.825        1        717      77.07     29.37      4.01    35.07
MD                                14      6,194,087.90     1.24       7.290      2.258      1.833        1        715      72.59     13.12      8.50     6.76
CO                                15      5,748,071.35     1.15       7.250      2.250      1.825        0        728      75.75     33.55      4.46    38.70
OR                                16      4,919,074.52     0.98       7.251      2.250      1.825        1        722      73.59     17.85      7.55    52.62
Other                            106     38,087,022.67     7.62       7.285      2.268      1.843        0        709      72.65     14.93      3.87    40.92
Total:                         1,292    500,003,935.86   100.00       7.266      2.257      1.832        1        712      73.79     24.79      6.30    45.89

Original LTV                   Count           Balance  Percent       GWAC      Margin   Net Margin     Age      FICO       LTV       %1H       %2H       %3H
0.01 - 50.00                      64     16,294,690.51     3.26       7.029      2.258      1.833        0        724      42.45     25.98     2.46     53.56
50.01 - 60.00                     71     29,260,628.18     5.85       7.000      2.255      1.830        1        715      55.77     14.73     6.56     36.87
60.01 - 70.00                    225    101,946,265.63    20.39       7.044      2.262      1.837        1        714      67.38     25.46     9.18     33.89
70.01 - 75.00                    249    116,807,136.80    23.36       7.296      2.259      1.834        1        713      74.40     28.21     5.50     42.12
75.01 - 80.00                    603    212,151,409.64    42.43       7.390      2.255      1.830        0        711      79.66     24.64     5.64     53.94
80.01 - 85.00                     16      4,315,300.30     0.86       7.289      2.250      1.825        0        690      84.57     12.88     0.00     69.50
85.01 - 90.00                     47     13,605,121.23     2.72       7.460      2.250      1.825        0        703      89.25     20.83     3.43     45.07
90.01 - 95.00                     17      5,623,383.57     1.12       7.535      2.250      1.825        1        742      94.74     14.62    16.74     46.85
Total:                         1,292    500,003,935.86   100.00       7.266      2.257      1.832        1        712      73.79     24.79     6.30     45.89
min: 14.00
max: 95.00
wa: 73.79

Combined LTV                   Count           Balance          Percent      GWAC     Margin   Net Margin      Age       FICO       LTV       %1H       %2H       %3H
 0.01 - 50.00                   62       15,708,141.68           3.14       7.038       2.258    1.833          0        724       42.27     26.95      2.55      51.83
50.01 - 60.00                   68       26,229,860.65           5.25       7.001       2.250    1.825          0        721       55.46     16.43      7.31      41.26
60.01 - 70.00                  196       90,273,606.65          18.05       7.027       2.262    1.837          1        712       66.91     21.35     10.37      33.40
70.01 - 75.00                  174       73,156,908.01          14.63       7.316       2.251    1.826          1        716       73.79     27.67      7.78      41.56
75.01 - 80.00                  320      113,508,823.55          22.70       7.314       2.254    1.829          0        717       78.76     27.28      6.50      51.10
80.01 - 85.00                   51       18,561,624.70           3.71       7.329       2.250    1.825          0        699       78.34     25.14      4.17      56.29
85.01 - 90.00                  352      137,814,792.51          27.56       7.380       2.264    1.839          0        707       79.05     25.97      3.02      49.85
90.01 - 95.00                   64       22,474,176.82           4.49       7.500       2.250    1.825          1        708       83.12     17.91      7.98      53.11
95.01 - 100.00                   5        2,276,001.29           0.46       7.644       2.250    1.825          0        695       80.00     19.60      0.00      37.64
Total:                       1,292      500,003,935.86         100.00       7.266       2.257    1.832          1        712       73.79     24.79      6.30      45.89
min: 14.00
max: 96.00
wa: 77.82

Silent Seconds                 Count           Balance     Percent      GWAC     Margin    Net Margin      Age      FICO      LTV       %1H       %2H       %3H
N                                851    317,514,815.62       63.50      7.215     2.255     1.830           1        716      72.21     24.07     8.01     44.70
Y                                441    182,489,120.24       36.50      7.354     2.261     1.836           0        706      76.54     26.05     3.31     47.97
Total:                         1,292    500,003,935.86      100.00      7.266     2.257     1.832           1        712      73.79     24.79     6.30     45.89

FICO                           Count           Balance   Percent     GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H        %3H
0 - 0                              1        399,000.00     0.08      8.000      2.250      1.825        0         0       75.00      0.00      0.00    100.00
620 - 659                         83     25,265,062.45     5.05      7.451      2.252      1.827        1        644      70.01     15.54      0.75     59.21
660 - 699                        509    194,303,420.60    38.86      7.381      2.258      1.833        1        680      75.18     18.59      6.38     52.53
700 - 749                        439    171,756,778.47    34.35      7.245      2.256      1.831        0        721      73.51     28.31      6.97     43.30
750 - 799                        228     96,645,931.24    19.33      7.056      2.261      1.836        0        769      72.91     34.38      4.63     35.14
800 - 819                         30     10,642,294.86     2.13      6.937      2.250      1.825        0        805      69.83     15.79     22.97     28.94
820 >=                             2        991,448.24     0.20      7.228      2.250      1.825        1        821      75.00     36.31      0.00     63.69
Total:                         1,292    500,003,935.86    100.00     7.266      2.257      1.832        1        712      73.79     24.79      6.30     45.89
nzmin: 625
max: 822
nzwa: 712

Property Type                  Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
2-4 FAMILY                        47     19,182,176.13    3.84       7.403      2.250      1.825        0        707      71.14     18.65    13.09     41.66
ATTACHED PUD                      29      8,061,798.94    1.61       7.523      2.250      1.825        0        705      76.23     21.33     7.83     43.15
CONDO                             81     24,825,238.11    4.97       7.257      2.256      1.831        1        720      76.34     22.19     5.51     59.13
CONDO HI-RISE                      5      1,828,100.25    0.37       7.405      2.250      1.825        0        711      78.31     47.63     0.00     52.37
CONDO MID-RISE                     2        689,655.00    0.14       7.380      2.250      1.825        0        687      81.58      0.00     0.00    100.00
DETACHED PUD                     215     90,354,702.02   18.07       7.237      2.267      1.842        1        718      73.81     27.37     7.74     37.34
SINGLE FAMILY                    903    351,762,935.92   70.35       7.257      2.256      1.831        0        711      73.64     24.75     5.63     46.99
TOWNHOUSE                         10      3,299,329.49    0.66       7.505      2.250      1.825        0        695      75.75     14.85     5.10     80.05
Total:                         1,292    500,003,935.86  100.00       7.266      2.257      1.832        1        712      73.79     24.79     6.30     45.89

Occupancy Code               Count         Balance        Percent     GWAC       Margin    Net Margin    Age      FICO        LTV       %1H       %2H     %3H
INVESTOR                       181     44,982,830.53          9.00    7.494      2.250        1.825       1        712       70.27     24.80     11.62  46.54
OWNER OCCUPIED               1,055    434,729,561.19         86.95    7.245      2.258        1.833       1        712       74.11     24.32      5.44  46.28
SECOND HOME                     56     20,291,544.14          4.06    7.200      2.268        1.843       0        727       74.75     34.78     12.86  36.17
Total:                       1,292    500,003,935.86        100.00    7.266      2.257        1.832       1        712       73.79     24.79      6.30  45.89

Purpose                        Count          Balance       Percent      GWAC      Margin   Net Margin      Age      FICO       LTV       %1H       %2H       %3H
CASHOUT REFI                     644      242,483,716.06     48.50      7.230       2.260      1.835         0        711       70.65     22.26     5.88     50.03
PURCHASE                         192       73,742,394.12     14.75      7.287       2.257      1.832         1        719       78.07     34.24     7.58     35.55
RATE/TERM                        456      183,777,825.68     36.76      7.305       2.254      1.829         0        712       76.22     24.34     6.33     44.57
Total:                         1,292      500,003,935.86    100.00      7.266       2.257      1.832         1        712       73.79     24.79     6.30     45.89

Documentation Type             Count        Balance           Percent      GWAC     Margin   Net Margin      Age      FICO      LTV       %1H       %2H       %3H
FULL/ALT DOC                   153      53,553,764.41          10.71       7.148     2.264      1.839         0       725      74.08      24.75     6.49     41.92
REDUCED DOC                  1,139     446,450,171.45          89.29       7.280     2.257      1.832         1       711      73.76      24.79     6.27     46.37
Total:                       1,292     500,003,935.86         100.00       7.266     2.257      1.832         1       712      73.79      24.79     6.30     45.89

Index                          Count            Balance       Percent     GWAC       Margin   Net Margin      Age      FICO      LTV       %1H       %2H       %3H
1 MO LIBOR                       111      44,381,595.53         8.88      7.187       2.322    1.897           1       708       71.28     28.27     4.44     43.86
1 YR LIBOR                        45      14,916,152.34         2.98      7.415       2.278    1.853           0       701       73.02     27.41     0.00     48.90
6 MO LIBOR                         4       1,356,049.81         0.27      7.455       2.250    1.825           1       699       75.60      0.00     0.00     51.33
MTA                            1,132     439,350,138.18        87.87      7.268       2.250    1.825           0       713       74.07     24.43     6.72     45.98
Total:                         1,292     500,003,935.86       100.00      7.266       2.257    1.832           1       712       73.79     24.79     6.30     45.89

Gross Margins                  Count             Balance  Percent      GWAC     Margin   Net Margin    Age      FICO       LTV       %1H       %2H        %3H
2.001 - 2.500                  1,276      492,992,114.31   98.60       7.269     2.250    1.825         0       712       73.82     24.78      6.39      45.55
2.501 - 3.000                     15        6,591,821.55    1.32       7.099     2.750    2.325         1       710       71.18     26.90      0.00      68.23
3.001 - 3.500                      1          420,000.00    0.08       6.250     3.250    2.825         0       765       80.00      0.00      0.00     100.00
Total:                         1,292      500,003,935.86  100.00       7.266     2.257    1.832         1       712       73.79     24.79      6.30      45.89
min: 2.125
max: 3.250
wa: 2.257

Max Rate                       Count            Balance        Percent      GWAC     Margin   Net Margin      Age      FICO      LTV       %1H       %2H       %3H
 9.950                         1,277      493,412,114.31        98.68      7.268     2.251     1.826           0       713      73.83     24.76     6.38     45.59
12.500                            15        6,591,821.55         1.32      7.099     2.750     2.325           1       710      71.18     26.90     0.00     68.23
Total:                         1,292      500,003,935.86       100.00      7.266     2.257     1.832           1       712      73.79     24.79     6.30     45.89
min: 9.950
max: 12.500
wa: 9.984

Months to Roll                 Count           Balance   Percent     GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H        %3H
52                                 1        418,389.08     0.08      7.500      2.250      1.825        8        791      94.00     0.00      0.00      0.00
53                                 1        404,232.83     0.08      6.875      2.250      1.825        7        654      72.00     0.00      0.00    100.00
54                                 1      1,408,933.85     0.28      6.875      2.250      1.825        6        664      70.00     0.00      0.00    100.00
55                                 4      2,315,776.16     0.46      7.094      2.250      1.825        5        687      75.34     94.53     5.47      0.00
56                                 4      1,699,729.12     0.34      7.102      2.250      1.825        4        695      67.01     0.00      9.26     42.76
57                                10      5,552,318.92     1.11      7.105      2.230      1.805        3        723      73.67     27.85     7.61     26.09
58                                33     13,300,887.89     2.66      6.944      2.261      1.836        2        728      71.87     24.51     6.53     53.70
59                               452    174,815,001.94    34.96      7.174      2.267      1.842        1        709      73.58     29.40     10.51    42.25
60                               786    300,088,666.07    60.02      7.341      2.252      1.827        0        714      74.02     21.84     3.84     48.14
Total:                         1,292    500,003,935.86    100.00     7.266      2.257      1.832        1        712      73.79     24.79     6.30     45.89
min: 52
max: 60
wa: 59

NegAm Limit                    Count              Balance         Percent     GWAC      Margin   Net Margin      Age      FICO      LTV       %1H       %2H       %3H
110%                             10           3,978,613.05         0.80       7.122     2.250      1.825          1       708      72.09      8.45      3.18     43.05
115%                          1,282         496,025,322.81        99.20       7.267     2.257      1.832          1       713      73.80     24.92      6.32     45.91
Total:                        1,292         500,003,935.86       100.00       7.266     2.257      1.832          1       712      73.79     24.79      6.30     45.89

Stats
As of Date: 20070501
Count: 700
Current Balance: $347,299,753.94
AverageCurBal: $496,142.51
OrigWAC: 7.223
GWAC: 7.223
NetWAC: 6.798
GrossMargin: 2.257
NetMargin: 1.832
FICO: 714
Original LTV: 73.93
% Silent Seconds: 37.90
%CA: 62.59%
WALA: 1
OrigTerm: 360
WAM: 359
PerCap: 0.000
MaxRate: 9.982
Months to Roll: 59
Maximum 1 Zip Concentration: 1.057%

Prepayment Penalty             Count          Balance        Percent      GWAC      Margin   Net Margin      Age      FICO      LTV        %1H        %2H      %3H
0                               156        90,812,610.30      26.15       7.197      2.249    1.824           0        713      72.33      0.00      0.00      0.00
12                              175        96,106,255.45      27.67       7.121      2.258    1.833           1        723      73.85    100.00      0.00      0.00
24                               41        22,267,047.51       6.41       6.964      2.250    1.825           1        723      73.16      0.00    100.00      0.00
36                              328       138,113,840.68      39.77       7.353      2.264    1.839           0        707      75.17      0.00      0.00    100.00
Total:                          700       347,299,753.94     100.00       7.223      2.257    1.832           1        714      73.93     27.67      6.41     39.77

Original Rate                  Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
5.751 - 6.000                      3      2,341,790.26     0.67      5.900      2.250      1.825        1        738      60.43     51.53     0.00     48.47
6.001 - 6.250                      6      3,074,731.74     0.89      6.180      2.387      1.962        1        735      74.84      0.00    16.39     62.83
6.251 - 6.500                     33     20,035,911.10     5.77      6.456      2.250      1.825        1        728      67.59     43.06    30.78      8.44
6.501 - 6.750                     46     29,297,387.68     8.44      6.702      2.252      1.827        1        728      71.59     38.07     5.15     27.07
6.751 - 7.000                    132     74,223,008.57    21.37      6.927      2.260      1.835        1        727      71.16     33.71     7.93     37.49
7.001 - 7.250                    143     75,136,643.43    21.63      7.198      2.263      1.838        1        709      73.44     23.81     4.07     35.35
7.251 - 7.500                    136     64,295,580.86    18.51      7.443      2.250      1.825        0        709      75.86     25.32     2.66     38.39
7.501 - 7.750                    102     45,071,593.77    12.98      7.672      2.257      1.832        0        709      78.30     27.33     5.36     47.14
7.751 - 8.000                     53     18,547,271.31     5.34      7.901      2.250      1.825        0        687      77.83      9.62     5.47     68.59
8.001 - 8.250                     46     15,275,835.22     4.40      8.125      2.250      1.825        0        689      78.72     11.93     0.00     81.10
Total:                           700    347,299,753.94   100.00      7.223      2.257      1.832        1        714      73.93     27.67     6.41     39.77
min: 5.875
max: 8.125
wa: 7.223

Current Rate                   Count           Balance  Percent       GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
5.751 - 6.000                      3      2,341,790.26     0.67       5.900      2.250      1.825        1        738      60.43     51.53     0.00     48.47
6.001 - 6.250                      6      3,074,731.74     0.89       6.180      2.387      1.962        1        735      74.84      0.00    16.39     62.83
6.251 - 6.500                     33     20,035,911.10     5.77       6.456      2.250      1.825        1        728      67.59     43.06     30.78     8.44
6.501 - 6.750                     46     29,297,387.68     8.44       6.702      2.252      1.827        1        728      71.59     38.07     5.15     27.07
6.751 - 7.000                    132     74,223,008.57    21.37       6.927      2.260      1.835        1        727      71.16     33.71     7.93     37.49
7.001 - 7.250                    143     75,136,643.43    21.63       7.198      2.263      1.838        1        709      73.44     23.81     4.07     35.35
7.251 - 7.500                    136     64,295,580.86    18.51       7.443      2.250      1.825        0        709      75.86     25.32     2.66     38.39
7.501 - 7.750                    102     45,071,593.77    12.98       7.672      2.257      1.832        0        709      78.30     27.33     5.36     47.14
7.751 - 8.000                     53     18,547,271.31     5.34       7.901      2.250      1.825        0        687      77.83      9.62     5.47     68.59
8.001 - 8.250                     46     15,275,835.22     4.40       8.125      2.250      1.825        0        689      78.72     11.93     0.00     81.10
Total:                           700    347,299,753.94   100.00       7.223      2.257      1.832        1        714      73.93     27.67     6.41     39.77
min: 5.875
max: 8.125
wa: 7.223

Principal Balance              Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H        %3H
50,001 - 100,000                   6        486,100.44    0.14       7.657      2.250      1.825        0        717      63.69     0.00      0.00   100.00
100,001 - 150,000                 25      3,087,858.17    0.89       7.666      2.250      1.825        0        711      66.48     4.51      0.00    83.60
150,001 - 200,000                 48      8,588,051.86    2.47       7.614      2.250      1.825        0        707      78.17    10.26      6.33    62.93
200,001 - 250,000                 43      9,647,466.95    2.78       7.403      2.250      1.825        0        711      73.72    31.83      4.36    47.20
250,001 - 275,000                 18      4,699,375.77    1.35       7.440      2.277      1.852        0        707      76.33    22.15     10.92    55.50
275,001 - 350,000                 59     18,547,553.98    5.34       7.345      2.250      1.825        0        708      76.82    16.78      3.35    64.55
350,001 - 400,000                 43     16,115,122.95    4.64       7.354      2.272      1.847        0        712      75.35     9.43      4.56    55.86
400,001 - 450,000                 88     37,910,580.78   10.92       7.368      2.261      1.836        1        710      78.28    21.62      8.02    53.37
450,001 - 500,000                 73     34,869,846.65   10.04       7.337      2.250      1.825        0        716      76.26    24.85      6.89    50.54
500,001 - 550,000                 66     34,254,802.13    9.86       7.164      2.250      1.825        0        711      76.42    35.10      7.38    39.33
550,001 - 600,000                 53     30,616,005.63    8.82       7.262      2.250      1.825        0        714      75.38    31.88      5.59    37.73
600,001 - 750,000                 89     59,246,906.02   17.06       7.117      2.273      1.848        1        713      73.29    36.22      6.65    31.55
750,001 - 850,000                 23     18,225,163.26    5.25       7.162      2.271      1.846        1        708      69.40    39.19      0.00    34.55
850,001 - 950,000                 23     20,772,875.53    5.98       7.037      2.245      1.820        1        736      71.76    30.07      0.00    13.06
950,001 - 1,000,000               16     15,736,079.33    4.53       7.092      2.250      1.825        0        725      68.62    31.65      0.00    30.90
1,000,001 - 1,250,000             14     15,378,356.13    4.43       7.022      2.250      1.825        1        708      68.08    42.17      0.00    21.07
1,250,001 - 1,500,000             11     15,259,608.36    4.39       6.995      2.250      1.825        1        710      67.86     9.03     27.80    18.50
1,500,001 - 1,750,000              1      1,575,000.00    0.45       6.999      2.250      1.825        1        801      70.00     0.00    100.00     0.00
2,250,001 >=                       1      2,283,000.00    0.66       7.000      2.250      1.825        0        731      60.00     0.00      0.00     0.00
Total:                           700    347,299,753.94  100.00       7.223      2.257      1.832        1        714      73.93    27.67      6.41    39.77
min: 57,000
max: 2,283,000
avg: 496,143

Original Term                  Count      Balance       Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
360                              700   347,299,753.94    100.00      7.223      2.257      1.832        1        714      73.93     27.67     6.41     39.77
Total:                           700   347,299,753.94    100.00      7.223      2.257      1.832        1        714      73.93     27.67     6.41     39.77
min: 360
max: 360
wa: 360

Balloon                        Count            Balance        Percent     GWAC     Margin   Net Margin      Age      FICO      LTV        %1H       %2H        %3H
N                               679         336,512,876.84       96.89     7.219    2.257     1.832           1       714       73.90     27.69      6.49     39.17
Y                                21          10,786,877.10        3.11     7.340    2.250     1.825           0       718       74.78     26.98      4.02     58.35
Total:                           700        347,299,753.94      100.00     7.223    2.257     1.832           1       714       73.93     27.67      6.41     39.77

Original Amortization Term       Count              Balance          Percent      GWAC     Margin   Net Margin      Age      FICO      LTV       %1H       %2H       %3H
360                               679           336,512,876.84        96.89      7.219     2.257      1.832          1       714      73.90     27.69      6.49     39.17
480                                21            10,786,877.10         3.11      7.340     2.250      1.825          0       718      74.78     26.98      4.02     58.35
Total:                            700           347,299,753.94       100.00      7.223     2.257      1.832          1       714      73.93     27.67      6.41     39.77
min: 360
max: 480
wa: 364

RemTerm                        Count           Balance  Percent      GWAC       Margin   Net Margin     Age      FICO      LTV        %1H       %2H       %3H
352                                1        418,389.08     0.12       7.500      2.250      1.825        8        791     94.00       0.00      0.00      0.00
354                                1      1,408,933.85     0.41       6.875      2.250      1.825        6        664     70.00       0.00      0.00    100.00
355                                3      2,189,156.80     0.63       7.070      2.250      1.825        5        687     75.94     100.00      0.00      0.00
356                                3      1,448,973.57     0.42       7.033      2.250      1.825        4        683     66.49       0.00     10.86     32.86
357                                7      4,861,786.79     1.40       7.079      2.227      1.802        3        726     73.90      25.42      8.69     26.89
358                               21     10,329,537.12     2.97       6.872      2.250      1.825        2        732     71.48      27.09      4.17     50.52
359                              204    110,069,539.43    31.69       7.120      2.268      1.843        1        711     74.13      33.68     12.77     32.66
360                              460    216,573,437.30    62.36       7.300      2.253      1.828        0        715     73.96      24.38      3.32     43.29
Total:                           700    347,299,753.94   100.00       7.223      2.257      1.832        1        714     73.93      27.67      6.41     39.77
Adobe Acrobat Exchange-Pro 7.5
min:   352
max:   360
wa:    359

Age                            Count           Balance  Percent       GWAC      Margin   Net Margin     Age       FICO     LTV       %1H       %2H       %3H
0                                460    216,573,437.30    62.36       7.300      2.253      1.828        0        715     73.96     24.38      3.32     43.29
1                                204    110,069,539.43    31.69       7.120      2.268      1.843        1        711     74.13     33.68     12.77     32.66
2                                 21     10,329,537.12     2.97       6.872      2.250      1.825        2        732     71.48     27.09      4.17     50.52
3                                  7      4,861,786.79     1.40       7.079      2.227      1.802        3        726     73.90     25.42      8.69     26.89
4                                  3      1,448,973.57     0.42       7.033      2.250      1.825        4        683     66.49      0.00     10.86     32.86
5                                  3      2,189,156.80     0.63       7.070      2.250      1.825        5        687     75.94    100.00     0.00       0.00
6                                  1      1,408,933.85     0.41       6.875      2.250      1.825        6        664     70.00      0.00      0.00    100.00
8                                  1        418,389.08     0.12       7.500      2.250      1.825        8        791     94.00      0.00      0.00      0.00
Total:                           700    347,299,753.94   100.00       7.223      2.257      1.832        1        714     73.93     27.67      6.41     39.77
min: 0
max: 8
wa: 1

States                         Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
CA                               390    217,374,689.78   62.59       7.143      2.257      1.832        1        715      73.97     30.30     7.38    38.99
FL                                90     31,136,741.74    8.97       7.493      2.260      1.835        0        704      74.40     21.56     6.03    64.24
AZ                                35     16,815,569.12    4.84       7.367      2.250      1.825        1        737      73.67     33.69    16.29    35.48
WA                                45     16,575,261.64    4.77       7.306      2.250      1.825        0        711      73.06     38.58     0.00    36.30
NV                                15      6,877,473.86    1.98       7.317      2.276      1.851        0        722      72.18     42.00     4.54    47.97
VA                                13      6,809,769.19    1.96       7.232      2.250      1.825        0        703      73.58      3.05     0.00    40.27
NJ                                13      5,080,465.84    1.46       7.525      2.250      1.825        0        692      77.09      0.00     0.00     0.00
MD                                 8      4,770,735.19    1.37       7.229      2.227      1.802        1        720      72.77     17.04     0.00     0.00
CO                                 9      4,578,159.08    1.32       7.184      2.250      1.825        0        737      74.22     33.29     0.00    37.47
UT                                10      4,376,319.65    1.26       7.270      2.250      1.825        1        713      77.74     33.00     5.88    18.50
IL                                11      4,033,685.89    1.16       7.499      2.250      1.825        0        702      77.72      5.55     7.65    14.29
OR                                 9      3,399,200.63    0.98       7.336      2.250      1.825        0        717      76.67     19.54     0.00    53.50
Other                             52     25,471,682.33    7.33       7.276      2.277      1.852        0        707      72.23     14.51     2.90    40.87
Total:                           700    347,299,753.94  100.00       7.223      2.257      1.832        1        714      73.93     27.67     6.41    39.77

Original LTV                   Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
0.01 - 50.00                      18      6,427,198.80     1.85      6.947      2.250      1.825        0        734      43.13     43.29     0.00    52.99
50.01 - 60.00                     32     19,570,609.60     5.64      6.972      2.250      1.825        1        707      55.70     12.46     9.39    28.70
60.01 - 70.00                    129     78,362,828.60    22.56      6.990      2.262      1.837        1        717      67.53     27.25    10.24    26.20
70.01 - 75.00                    162     94,528,831.15    27.22      7.258      2.261      1.836        1        715      74.44     30.97     4.71    36.60
75.01 - 80.00                    318    134,479,626.40    38.72      7.357      2.254      1.829        0        711      79.71     27.80     5.06    50.86
80.01 - 85.00                      6      1,883,594.37     0.54      7.257      2.250      1.825        0        682      84.69     11.19     0.00    48.44
85.01 - 90.00                     21      7,271,281.45     2.09      7.476      2.250      1.825        0        709      89.38     25.32     6.42    32.02
90.01 - 95.00                     14      4,775,783.57     1.38      7.573      2.250      1.825        1        743      94.69     17.22    14.34    48.50
Total:                           700    347,299,753.94   100.00      7.223      2.257      1.832        1        714      73.93     27.67     6.41    39.77
min: 14.00
max: 95.00
wa: 73.93

Combined LTV                   Count           Balance   Percent      GWAC      Margin   Net Margin    Age      FICO       LTV       %1H       %2H      %3H
0.01 - 50.00                      18      6,427,198.80     1.85      6.947      2.250      1.825        0        734      43.13     43.29     0.00    52.99
50.01 - 60.00                     29     16,505,168.96     4.75      6.965      2.250      1.825        0        715      55.49     14.78    11.14    34.03
60.01 - 70.00                    113     69,896,070.01    20.13      6.973      2.263      1.838        1        715      67.05     22.92    11.48    25.16
70.01 - 75.00                    101     55,025,335.93    15.84      7.270      2.250      1.825        1        720      73.73     30.50     6.76    34.06
75.01 - 80.00                    171     73,780,621.36    21.24      7.281      2.252      1.827        0        719      78.74     30.44     5.61    48.93
80.01 - 85.00                     24     11,150,207.70     3.21      7.223      2.250      1.825        0        700      76.92     30.10     4.21    46.41
85.01 - 90.00                    198     96,221,307.14    27.71      7.340      2.265      1.840        1        708      78.46     30.52     3.00    43.86
90.01 - 95.00                     43     16,734,569.72     4.82      7.501      2.250      1.825        1        705      83.56     14.63     7.08    52.45
95.01 - 100.00                     3      1,559,274.32     0.45      7.683      2.250      1.825        0        692      80.00     28.60     0.00    33.09
Total:                           700    347,299,753.94   100.00      7.223      2.257      1.832        1        714      73.93     27.67     6.41    39.77
min: 14.00
max: 96.00
wa: 78.22

Silent Seconds                 Count          Balance           Percent      GWAC     Margin   Net Margin      Age      FICO      LTV       %1H       %2H       %3H
N                                443      215,676,638.77         62.10      7.166     2.255    1.830           1        719      72.60     26.31      8.42    38.91
Y                                257      131,623,115.17         37.90      7.316     2.261    1.836           0        706      76.12     29.91      3.13    41.17
Total:                           700      347,299,753.94        100.00      7.223     2.257    1.832           1        714      73.93     27.67      6.41    39.77

FICO                           Count           Balance   Percent     GWAC      Margin    Net Margin    Age      FICO       LTV      %1H       %2H        %3H
620 - 659                         34     13,300,718.64     3.83      7.357      2.250      1.825        0        643      70.08      8.37     0.00     53.25
660 - 699                        265    131,147,424.54    37.76      7.337      2.258      1.833        1        680      75.29     21.30     5.93     46.09
700 - 749                        250    123,678,010.19    35.61      7.221      2.255      1.830        0        720      73.37     32.60     7.02     37.40
750 - 799                        136     72,730,584.46    20.94      7.021      2.262      1.837        1        769      73.07     35.24     5.14     30.78
800 - 819                         15      6,443,016.11     1.86      6.931      2.250      1.825        1        804      74.65     17.13    32.13     30.21
Total:                           700    347,299,753.94   100.00      7.223      2.257      1.832        1        714      73.93     27.67     6.41     39.77
nzmin: 626
max: 813
nzwa: 714

Property Type                  Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
2-4 FAMILY                        20     10,531,721.70    3.03       7.379      2.250      1.825        0        707      70.95      9.59    19.27     38.59
ATTACHED PUD                      13      3,950,961.78    1.14       7.474      2.250      1.825        0        715      76.85     21.78    15.97     41.92
CONDO                             43     16,086,312.36    4.63       7.199      2.250      1.825        1        723      75.71     21.20     7.34     59.87
CONDO HI-RISE                      3      1,381,189.97    0.40       7.519      2.250      1.825        0        727      81.44     63.04     0.00     36.96
CONDO MID-RISE                     2        689,655.00    0.20       7.380      2.250      1.825        0        687      81.58      0.00     0.00    100.00
DETACHED PUD                     126     66,567,371.23   19.17       7.181      2.271      1.846        1        718      73.55     27.98     8.72     32.96
SINGLE FAMILY                    487    245,160,137.10   70.59       7.219      2.255      1.830        0        713      73.90     28.89     5.15     39.64
TOWNHOUSE                          6      2,932,404.80    0.84       7.541      2.250      1.825        0        696      76.93     16.71     0.00     83.29
Total:                           700    347,299,753.94  100.00       7.223      2.257      1.832        1        714      73.93     27.67     6.41     39.77

Occupancy Code                 Count             Balance      Percent    GWAC        Margin   Net Margin    Age      FICO      LTV       %1H       %2H       %3H
INVESTOR                          81        24,446,607.17       7.04     7.568       2.250      1.825        1       712      72.32     20.30      9.53      52.07
OWNER OCCUPIED                   597       311,254,884.27      89.62     7.199       2.257      1.832        1       714      74.12     27.66      5.76      39.16
SECOND HOME                       22        11,598,262.50       3.34     7.139       2.281      1.856        0       731      72.19     43.46     17.45      30.21
Total:                           700       347,299,753.94     100.00     7.223       2.257      1.832        1       714      73.93     27.67      6.41      39.77

Purpose                       Count             Balance      Percent    GWAC        Margin   Net Margin    Age      FICO        LTV       %1H       %2H       %3H
CASHOUT REFI                    294         152,442,121.78    43.89     7.158       2.262        1.837      1        712        70.51     25.91     5.99      42.54
PURCHASE                        154          65,435,819.40    18.84     7.267       2.258        1.833      1        719        77.94     33.82     7.70      34.81
RATE/TERM                       252         129,421,812.76    37.27     7.277       2.252        1.827      0        714        75.94     26.64     6.26      39.01
Total:                          700         347,299,753.94   100.00     7.223       2.257        1.832      1        714        73.93     27.67     6.41      39.77

Documentation Type            Count             Balance      Percent    GWAC       Margin   Net Margin    Age      FICO        LTV       %1H       %2H       %3H
FULL/ALT DOC                   72         33,671,616.27      9.70      7.118       2.262         1.837     0        723       73.57     25.37     7.62      42.07
REDUCED DOC                   628        313,628,137.67     90.30      7.234       2.257         1.832     1        713       73.97     27.92     6.28      39.52
Total:                        700        347,299,753.94    100.00      7.223       2.257         1.832     1        714       73.93     27.67     6.41      39.77

Index                         Count              Balance      Percent    GWAC       Margin   Net Margin    Age      FICO        LTV       %1H       %2H       %3H
1 MO LIBOR                      58         30,700,158.34       8.84      7.153       2.318     1.893        1        706       70.95     31.69      3.34      38.28
1 YR LIBOR                      26         11,014,817.18       3.17      7.422       2.288     1.863        0        703       72.46     26.40      0.00      48.29
6 MO LIBOR                       2            996,256.55       0.29      7.417       2.250     1.825        0        709       76.69      0.00      0.00      33.75
MTA                            614        304,588,521.87      87.70      7.222       2.250     1.825        0        715       74.28     27.40      6.97      39.63
Total:                         700        347,299,753.94     100.00      7.223       2.257     1.832        1        714       73.93     27.67      6.41      39.77

Gross Margins                 Count               Balance      Percent     GWAC       Margin   Net Margin    Age      FICO        LTV       %1H       %2H       %3H
2.001 - 2.500                  691            342,463,698.34    98.61      7.225       2.250      1.825       0        714        73.95     27.63     6.50      39.35
2.501 - 3.000                    8              4,416,055.60     1.27      7.141       2.750      2.325       1        708        72.06     33.72     0.00      66.28
3.001 - 3.500                    1                420,000.00     0.12      6.250       3.250      2.825       0        765        80.00      0.00     0.00     100.00
Total:                         700            347,299,753.94   100.00      7.223       2.257      1.832       1        714        73.93     27.67     6.41      39.77
min: 2.125
max: 3.250
wa: 2.257

Max Rate                       Count              Balance           Percent     GWAC     Margin   Net Margin      Age      FICO      LTV       %1H       %2H       %3H
9.950                           692           342,883,698.34        98.73      7.224     2.251      1.826          0       714      73.95     27.59     6.49    39.43
12.500                            8             4,416,055.60         1.27      7.141     2.750      2.325          1       708      72.06     33.72     0.00    66.28
Total:                          700           347,299,753.94       100.00      7.223     2.257      1.832          1       714      73.93     27.67     6.41    39.77
min: 9.950
max: 12.500
wa: 9.982

Months to Roll                 Count           Balance   Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H        %2H       %3H
52                                 1        418,389.08      0.12      7.500      2.250      1.825        8        791     94.00       0.00      0.00     0.00
54                                 1      1,408,933.85      0.41      6.875      2.250      1.825        6        664     70.00       0.00      0.00   100.00
55                                 3      2,189,156.80      0.63      7.070      2.250      1.825        5        687     75.94     100.00      0.00     0.00
56                                 3      1,448,973.57      0.42      7.033      2.250      1.825        4        683     66.49       0.00     10.86    32.86
57                                 7      4,861,786.79      1.40      7.079      2.227      1.802        3        726     73.90      25.42      8.69    26.89
58                                21     10,329,537.12      2.97      6.872      2.250      1.825        2        732     71.48      27.09      4.17    50.52
59                               204    110,069,539.43     31.69      7.120      2.268      1.843        1        711     74.13      33.68     12.77    32.66
60                               460    216,573,437.30     62.36      7.300      2.253      1.828        0        715     73.96      24.38      3.32    43.29
Total:                           700    347,299,753.94    100.00      7.223      2.257      1.832        1        714     73.93      27.67      6.41    39.77
min: 52
max: 60
wa: 59

NegAm Limit                    Count          Balance        Percent     GWAC     Margin   Net Margin      Age      FICO      LTV       %1H       %2H       %3H
110%                              4        2,316,175.54       0.67      7.217     2.250      1.825          0       700      72.19      0.00      0.00     41.33
115%                            696      344,983,578.40      99.33      7.223     2.257      1.832          1       714      73.94     27.86      6.45     39.76
Total:                          700      347,299,753.94     100.00      7.223     2.257      1.832          1       714      73.93     27.67      6.41     39.77

Stats
As of Date: 20070501
Count: 592
Current Balance: $152,704,181.92
AverageCurBal: $257,946.25
OrigWAC: 7.363
GWAC: 7.363
NetWAC: 6.938
GrossMargin: 2.257
NetMargin: 1.832
FICO: 709
Original LTV: 73.47
% Silent Seconds: 33.31
%CA: 51.31%
WALA: 1
OrigTerm: 360
WAM: 359
PerCap: 0.000
MaxRate: 9.986
Months to Roll: 59
Maximum 1 Zip Concentration: 0.733%

Prepayment Penalty             Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
0                                 96     24,302,800.88    15.91      7.281      2.257      1.832        0        718     70.91      0.00      0.00     0.00
12                               106     27,841,643.76    18.23      7.261      2.255      1.830        1        720     73.63    100.00      0.00     0.00
24                                33      9,213,238.43     6.03      7.245      2.250      1.825        1        708     75.94      0.00    100.00     0.00
36                               357     91,346,498.85    59.82      7.429      2.259      1.834        1        703     73.86      0.00      0.00   100.00
Total:                           592    152,704,181.92   100.00      7.363      2.257      1.832        1        709     73.47     18.23      6.03    59.82

Original Rate                  Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
5.501 - 5.750                      1        325,226.83     0.21      5.750      2.250      1.825        1        811     34.00    100.00      0.00      0.00
6.001 - 6.250                      4      1,223,557.20     0.80      6.211      2.352      1.927        1        768     60.95      0.00      0.00     20.47
6.251 - 6.500                     27      7,874,338.68     5.16      6.469      2.272      1.847        1        731     67.46     33.11      4.76     51.28
6.501 - 6.750                     29      8,178,281.40     5.36      6.716      2.250      1.825        0        734     69.12     29.52     10.04     47.59
6.751 - 7.000                     74     20,066,370.67    13.14      6.924      2.264      1.839        1        712     70.19     19.30     11.46     46.81
7.001 - 7.250                     94     24,123,331.24    15.80      7.195      2.250      1.825        0        722     73.09     18.11      8.82     50.36
7.251 - 7.500                    155     38,172,700.73    25.00      7.461      2.263      1.838        1        711     73.84     15.81      4.26     66.40
7.501 - 7.750                    119     31,408,797.55    20.57      7.682      2.250      1.825        0        698     76.23     15.75      2.70     70.58
7.751 - 8.000                     60     14,380,919.84     9.42      7.924      2.253      1.828        0        680     76.66     16.84      5.64     67.68
8.001 - 8.250                     29      6,950,657.78     4.55      8.131      2.250      1.825        0        685     79.20     12.21      4.36     62.94
Total:                           592    152,704,181.92   100.00      7.363      2.257      1.832        1        709     73.47     18.23      6.03     59.82
min: 5.750
max: 8.250
wa: 7.363

Current Rate                   Count           Balance  Percent      GWAC      Margin   Net Margin      Age      FICO      LTV       %1H       %2H       %3H
5.501 - 5.750                     1         325,226.83   0.21       5.750       2.250    1.825          1        811      34.00    100.00      0.00      0.00
6.001 - 6.250                     4       1,223,557.20   0.80       6.211       2.352    1.927          1        768      60.95      0.00      0.00     20.47
6.251 - 6.500                    27       7,874,338.68   5.16       6.469       2.272    1.847          1        731      67.46     33.11      4.76     51.28
6.501 - 6.750                    29       8,178,281.40   5.36       6.716       2.250    1.825          0        734      69.12     29.52     10.04     47.59
6.751 - 7.000                    74      20,066,370.67  13.14       6.924       2.264    1.839          1        712      70.19     19.30     11.46     46.81
7.001 - 7.250                    94      24,123,331.24  15.80       7.195       2.250    1.825          0        722      73.09     18.11      8.82     50.36
7.251 - 7.500                   155      38,172,700.73  25.00       7.461       2.263    1.838          1        711      73.84     15.81      4.26     66.40
7.501 - 7.750                   119      31,408,797.55  20.57       7.682       2.250    1.825          0        698      76.23     15.75      2.70     70.58
7.751 - 8.000                    60      14,380,919.84   9.42       7.924       2.253    1.828          0        680      76.66     16.84      5.64     67.68
8.001 - 8.250                    29       6,950,657.78   4.55       8.131       2.250    1.825          0        685      79.20     12.21      4.36     62.94
Total:                          592    152,704,181.92  100.00      7.363        2.257    1.832          1        709      73.47     18.23      6.03     59.82
min: 5.750
max: 8.250
wa: 7.363

Principal Balance              Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
50,001 - 100,000                  11        960,801.83    0.63       7.401      2.250      1.825        0        687      58.22      0.00    17.52     73.53
100,001 - 150,000                 59      7,505,017.46    4.91       7.500      2.250      1.825        0        711      68.83      8.84     3.25     67.76
150,001 - 200,000                104     18,241,398.98   11.95       7.446      2.253      1.828        1        703      73.81     24.61     6.01     57.02
200,001 - 250,000                114     25,617,343.52   16.78       7.348      2.250      1.825        1        705      71.30     22.76     2.72     54.73
250,001 - 275,000                 53     13,857,751.76    9.07       7.390      2.259      1.834        1        710      73.21     11.39     3.83     69.74
275,001 - 350,000                145     45,149,230.64   29.57       7.383      2.267      1.842        0        706      75.47     19.59     2.73     61.16
350,001 - 400,000                 81     30,435,788.73   19.93       7.304      2.256      1.831        0        716      74.50     14.81    14.55     57.01
400,001 - 450,000                 19      7,812,177.57    5.12       7.214      2.250      1.825        1        713      70.33      5.34    10.46     68.67
450,001 - 500,000                  3      1,398,033.86    0.92       7.333      2.250      1.825        1        692      76.54     65.95     0.00      0.00
500,001 - 550,000                  1        507,189.33    0.33       7.250      2.250      1.825        1        668      79.00      0.00     0.00    100.00
550,001 - 600,000                  1        588,000.00    0.39       6.625      2.250      1.825        0        784      70.00    100.00     0.00      0.00
600,001 - 750,000                  1        631,448.24    0.41       7.500      2.250      1.825        1        820      75.00      0.00     0.00    100.00
Total:                           592    152,704,181.92  100.00       7.363      2.257      1.832        1        709      73.47     18.23     6.03     59.82
min: 75,000
max: 631,448
avg: 257,946

Original Term                  Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
360                              592    152,704,181.92   100.00      7.363      2.257      1.832        1        709      73.47     18.23     6.03     59.82
Total:                           592    152,704,181.92   100.00      7.363      2.257      1.832        1        709      73.47     18.23     6.03     59.82
min: 360
max: 360
wa: 360

Balloon                        Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
N                                579    148,564,364.13    97.29      7.358      2.257      1.832        1        709      73.54     18.74     6.20     58.70
Y                                 13      4,139,817.79     2.71      7.555      2.284      1.859        0        722      71.06     0.00      0.00    100.00
Total:                           592    152,704,181.92   100.00      7.363      2.257      1.832        1        709      73.47     18.23     6.03     59.82

Original Amortization
Term                           Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
360                              579    148,564,364.13    97.29      7.358      2.257      1.832        1        709      73.54     18.74     6.20     58.70
480                               13      4,139,817.79     2.71      7.555      2.284      1.859        0        722      71.06      0.00     0.00    100.00
Total:                           592    152,704,181.92   100.00      7.363      2.257      1.832        1        709      73.47     18.23     6.03     59.82
min: 360
max: 480
wa: 363

RemTerm                        Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H          %2H       %3H
353                                1        404,232.83    0.26       6.875      2.250      1.825        7        654      72.00      0.00       0.00    100.00
355                                1        126,619.36    0.08       7.500      2.250      1.825        5        689      65.00      0.00     100.00      0.00
356                                1        250,755.55    0.16       7.500      2.250      1.825        4        762      70.00      0.00       0.00    100.00
357                                3        690,532.13    0.45       7.287      2.250      1.825        3        701      72.08     45.01       0.00     20.42
358                               12      2,971,350.77    1.95       7.192      2.297      1.872        2        714      73.23     15.57      14.73     64.77
359                              248     64,745,462.51   42.40       7.267      2.265      1.840        1        705      72.65     22.13       6.68     58.55
360                              326     83,515,228.77   54.69       7.447      2.250      1.825        0        712      74.16     15.25       5.18     60.73
Total:                           592    152,704,181.92  100.00       7.363      2.257      1.832        1        709      73.47     18.23       6.03     59.82
min: 353
max: 360
wa: 359

Age                            Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H        %2H       %3H
0                                326     83,515,228.77    54.69      7.447      2.250      1.825        0        712      74.16     15.25      5.18      60.73
1                                248     64,745,462.51    42.40      7.267      2.265      1.840        1        705      72.65     22.13      6.68      58.55
2                                 12      2,971,350.77    1.95       7.192      2.297      1.872        2        714      73.23     15.57     14.73      64.77
3                                  3        690,532.13    0.45       7.287      2.250      1.825        3        701      72.08     45.01      0.00      20.42
4                                  1        250,755.55    0.16       7.500      2.250      1.825        4        762      70.00      0.00      0.00     100.00
5                                  1        126,619.36    0.08       7.500      2.250      1.825        5        689      65.00      0.00    100.00       0.00
7                                  1        404,232.83    0.26       6.875      2.250      1.825        7        654      72.00      0.00      0.00     100.00
Total:                           592    152,704,181.92   100.00      7.363      2.257      1.832        1        709      73.47     18.23      6.03      59.82
min: 0
max: 7
wa: 1

States                         Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
CA                               263     78,352,356.56    51.31      7.289      2.260      1.835        1        712      71.70     16.35     5.91    66.41
FL                               105     22,746,769.17    14.90      7.515      2.257      1.832        0        705      75.70     16.24     4.63    72.16
WA                                39      9,184,479.87    6.01       7.433      2.255      1.830        0        707      76.77     27.23     6.30    54.09
AZ                                41      8,681,871.94    5.69       7.487      2.250      1.825        1        704      73.98     38.44     5.34    43.66
IL                                22      5,584,099.08    3.66       7.495      2.250      1.825        0        701      76.07     8.49      6.33    25.77
NV                                17      4,113,011.46    2.69       7.473      2.250      1.825        1        694      79.44     30.50     5.84    51.45
VA                                17      3,851,696.04    2.52       7.447      2.250      1.825        0        695      74.12     18.90     0.00    59.11
PA                                10      2,059,040.01    1.35       7.430      2.250      1.825        1        715      72.63     26.16     23.95   49.89
UT                                10      2,034,613.37    1.33       7.325      2.250      1.825        0        724      75.63     21.54     0.00    70.71
HI                                 4      1,758,000.00    1.15       7.212      2.250      1.825        0        723      75.98     53.07     0.00    23.89
NY                                 6      1,662,437.51    1.09       6.990      2.250      1.825        1        720      71.95     20.21     7.62    45.46
OR                                 7      1,519,873.89    1.00       7.062      2.250      1.825        1        735      66.72     14.05     24.43   50.66
Other                             51     11,155,933.02    7.31       7.408      2.264      1.839        0        707      75.09     5.26      8.07    34.95
Total:                           592    152,704,181.92   100.00      7.363      2.257      1.832        1        709      73.47     18.23     6.03    59.82

Original LTV                   Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
0.01 - 50.00                      46      9,867,491.71    6.46       7.083      2.263      1.838        1        718      42.00     14.71     4.06     53.94
50.01 - 60.00                     39      9,690,018.58    6.35       7.058      2.265      1.840        1        731      55.91     19.30     0.83     53.37
60.01 - 70.00                     96     23,583,437.03    15.44      7.225      2.264      1.839        1        703      66.90     19.50     5.66    59.42
70.01 - 75.00                     87     22,278,305.65    14.59      7.455      2.252      1.827        1        701      74.23     16.53     8.86     65.52
75.01 - 80.00                    285     77,671,783.24    50.86      7.449      2.256      1.831        0        710      79.59     19.18     6.65    59.27
80.01 - 85.00                     10      2,431,705.93    1.59       7.313      2.250      1.825        0        697      84.47     14.19     0.00    85.81
85.01 - 90.00                     26      6,333,839.78    4.15       7.442      2.250      1.825        0        697      89.11     15.68     0.00    60.06
90.01 - 95.00                      3        847,600.00    0.56       7.317      2.250      1.825        0        739      95.00     0.00      30.26   37.52
Total:                           592    152,704,181.92   100.00      7.363      2.257      1.832        1        709      73.47     18.23     6.03    59.82
min: 15.00
max: 95.00
wa: 73.47

Combined LTV                   Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
0.01 - 50.00                      44      9,280,942.88    6.08       7.102      2.263      1.838        1        718      41.68     15.64     4.32     51.03
50.01 - 60.00                     39      9,724,691.69    6.37       7.062      2.250      1.825        0        731      55.41     19.23     0.82     53.53
60.01 - 70.00                     83     20,377,536.64    13.34      7.211      2.257      1.832        1        703      66.46     15.95     6.55     61.66
70.01 - 75.00                     73     18,131,572.08    11.87      7.457      2.253      1.828        1        703      73.96     19.06    10.89     64.33
75.01 - 80.00                    149     39,728,202.19    26.02      7.376      2.258      1.833        1        712      78.80     21.42     8.15     55.14
80.01 - 85.00                     27      7,411,417.00    4.85       7.488      2.250      1.825        0        696      80.47     17.68     4.11     71.14
85.01 - 90.00                    154     41,593,485.37    27.24      7.471      2.262      1.837        0        706      80.42     15.43     3.06     63.70
85.01 - 90.00                    154     41,593,485.37    27.24      7.471      2.262      1.837        0        706      80.42     15.43     3.06     63.70
90.01 - 95.00                     21      5,739,607.10    3.76       7.497      2.250      1.825        1        715      81.83     27.45    10.61     55.06
95.01 - 100.00                     2        716,726.97    0.47       7.559      2.250      1.825        0        700      80.00     0.00      0.00     47.54
Total:                           592    152,704,181.92   100.00      7.363      2.257      1.832        1        709      73.47     18.23     6.03     59.82
min: 15.00
max: 96.00
wa: 76.92
Silent Seconds                 Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
N                                408    101,838,176.85    66.69      7.318      2.255      1.830        1        711      71.40     19.31     7.15
                                                                                                                                                      56.95
Y                                184     50,866,005.07    33.31      7.453      2.263      1.838        0        706      77.63     16.07     3.79
                                                                                                                                                      65.56
Total:                           592    152,704,181.92   100.00      7.363      2.257      1.832        1        709      73.47     18.23     6.03
                                                                                                                                                      59.82

FICO                           Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
0 - 0                              1        399,000.00    0.26       8.000      2.250      1.825        0         0       75.00     0.00      0.00     100.00
620 - 659                         49     11,964,343.81    7.83       7.557      2.254      1.829        1        646      69.93     23.52     1.58     65.82
660 - 699                        244     63,155,996.06    41.36      7.474      2.258      1.833        0        679      74.93     12.96     7.32     65.91
700 - 749                        189     48,078,768.28    31.48      7.305      2.259      1.834        1        723      73.87     17.28     6.84     58.48
750 - 799                         92     23,915,346.78    15.66      7.161      2.257      1.832        0        770      72.43     31.77     3.08     48.37
800 - 819                         15      4,199,278.75    2.75       6.947      2.250      1.825        0        807      62.44     13.75     8.93     26.98
820 >=                             2        991,448.24    0.65       7.228      2.250      1.825        1        821      75.00     36.31     0.00     63.69
Total:                           592    152,704,181.92   100.00      7.363      2.257      1.832        1        709      73.47     18.23     6.03     59.82
nzmin: 625
max: 822
nzwa: 709

Property Type                  Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
2-4 FAMILY                        27      8,650,454.43    5.66       7.432      2.250      1.825        1        707      71.38     29.68     5.55     45.39
ATTACHED PUD                      16      4,110,837.16    2.69       7.570      2.250      1.825        0        697      75.63     20.91     0.00     44.34
CONDO                             38      8,738,925.75    5.72       7.365      2.267      1.842        1        716      77.49     24.00     2.12     57.77
CONDO HI-RISE                      2        446,910.28    0.29       7.049      2.250      1.825        1        664      68.65     0.00      0.00    100.00
DETACHED PUD                      89     23,787,330.79    15.58      7.393      2.256      1.831        0        717      74.53     25.67     5.00     49.60
SINGLE FAMILY                    416    106,602,798.82    69.81      7.345      2.258      1.833        1        707      73.04     15.21     6.74     63.89
TOWNHOUSE                          4        366,924.69    0.24       7.219      2.250      1.825        0        692      66.31     0.00      45.89    54.11
Total:                           592    152,704,181.92   100.00      7.363      2.257      1.832        1        709      73.47     18.23     6.03     59.82

Occupancy Code              Count              Balance   Percent     GWAC     Margin   Net Margin      Age      FICO      LTV        %1H       %2H        %3H
INVESTOR                    100          20,536,223.36   13.45       7.406     2.250    1.825           1       712       67.82     30.16     14.12       39.96
OWNER OCCUPIED              458         123,474,676.92   80.86       7.362     2.259    1.834           1       708       74.08     15.90      4.64       64.23
SECOND HOME                  34           8,693,281.64    5.69       7.283     2.250    1.825           0       722       78.16     23.19      6.72       44.12
Total:                      592         152,704,181.92  100.00       7.363     2.257    1.832           1       709       73.47     18.23      6.03       59.82

Purpose                        Count         Balance       Percent      GWAC     Margin   Net Margin      Age      FICO      LTV       %1H       %2H       %3H
CASHOUT REFI                     350     90,041,594.28     58.96       7.352      2.258    1.833           0       709       70.89     16.07     5.71      62.72
PURCHASE                          38      8,306,574.72      5.44       7.441      2.250    1.825           0       725       79.13     37.55     6.63      41.36
RATE/TERM REFI                   204     54,356,012.92     35.60       7.371      2.258    1.833           1       706       76.89     18.86     6.48      57.83
Total:                           592    152,704,181.92    100.00       7.363      2.257    1.832           1       709       73.47     18.23     6.03      59.82

Documentation Type       Count        Balance           Percent      GWAC     Margin   Net Margin      Age      FICO      LTV       %1H       %2H       %3H
FULL/ALT DOC                81     19,882,148.14         13.02      7.199     2.266     1.841           0       729      74.93     23.69     4.58      41.65
REDUCED DOC                511    132,822,033.78         86.98      7.388     2.256     1.831           1       706      73.26     17.42     6.25      62.54
Total:                     592    152,704,181.92        100.00      7.363     2.257     1.832           1       709      73.47     18.23     6.03      59.82

Index                      Count           Balance  Percent      GWAC     Margin   Net Margin      Age      FICO      LTV       %1H       %2H        %3H
1 MO LIBOR                  53       13,681,437.19    8.96      7.262       2.330    1.905          1        712      72.02     20.59      6.91      56.38
1 YR LIBOR                  19        3,901,335.16    2.55      7.395       2.250    1.825          0        694      74.61     30.29      0.00      50.62
6 MO LIBOR                   2          359,793.26    0.24      7.560       2.250    1.825          1        668      72.60      0.00      0.00     100.00
MTA                        518      134,761,616.31   88.25      7.372       2.250    1.825          0        709      73.59     17.69      6.14      60.33
Total:                     592      152,704,181.92  100.00      7.363       2.257    1.832          1        709      73.47     18.23      6.03      59.82

Gross Margins                  Count           Balance           Percent      GWAC     Margin   Net Margin      Age      FICO      LTV       %1H       %2H       %3H
2.001 - 2.500                   585         150,528,415.97        98.58      7.369      2.250      1.825         0        709     73.53     18.31      6.12    59.64
2.501 - 3.000                     7           2,175,765.95         1.42      7.012      2.750      2.325         1        714     69.40     13.06      0.00    72.20
Total:                          592         152,704,181.92       100.00      7.363      2.257      1.832         1        709     73.47     18.23      6.03    59.82
min: 2.250
max: 2.750
wa: 2.257

Max Rate                       Count             Balance          Percent      GWAC     Margin   Net Margin      Age      FICO      LTV       %1H        %2H       %3H
9.950                          585          150,528,415.97         98.58      7.369      2.250     1.825          0        709      73.53     18.31      6.12     59.64
12.500                           7            2,175,765.95          1.42      7.012      2.750     2.325          1        714      69.40     13.06      0.00     72.20
Total:                         592          152,704,181.92        100.00      7.363      2.257     1.832          1        709      73.47     18.23      6.03     59.82
min: 9.950
max: 12.500
wa: 9.986

Months to Roll                 Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
53                                 1        404,232.83    0.26       6.875      2.250      1.825        7        654      72.00     0.00       0.00   100.00
55                                 1        126,619.36    0.08       7.500      2.250      1.825        5        689      65.00     0.00     100.00     0.00
56                                 1        250,755.55    0.16       7.500      2.250      1.825        4        762      70.00     0.00       0.00   100.00
57                                 3        690,532.13    0.45       7.287      2.250      1.825        3        701      72.08     45.01      0.00    20.42
58                                12      2,971,350.77    1.95       7.192      2.297      1.872        2        714      73.23     15.57     14.73    64.77
59                               248     64,745,462.51   42.40       7.267      2.265      1.840        1        705      72.65     22.13      6.68    58.55
60                               326     83,515,228.77   54.69       7.447      2.250      1.825        0        712      74.16     15.25      5.18    60.73
Total:                           592    152,704,181.92  100.00       7.363      2.257      1.832        1        709      73.47     18.23      6.03    59.82

min: 53
max: 60
wa: 59

NegAm Limit                    Count           Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %2H       %3H
110%                               6      1,662,437.51    1.09       6.990      2.250      1.825        1        720      71.95     20.21     7.62     45.46
115%                             586    151,041,744.41    98.91      7.368      2.258      1.833        0        709      73.49     18.21     6.02     59.98
Total:                           592    152,704,181.92   100.00      7.363      2.257      1.832        1        709      73.47     18.23     6.03     59.82